                                                                    EXHIBIT 10.7

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT


This Original Equipment Manufacturer Agreement ("Agreement") is established between Motorola, Inc., a Delaware corporation, by and through its Network Solutions Sector with offices at 1501 W. Shure Drive, Arlington Heights, IL 60004 (hereinafter "Motorola"), and Airspan Communications, Ltd., a company incorporated under the laws of England and Wales, with offices at Cambridge House, Oxford Rd, Uxbridge, UB8 1UN, United Kingdom (hereinafter "Company). Motorola and Company may each be referred to individually as a "Party" or collectively as "Parties" to this Agreement.

                                    Recitals

         WHEREAS, Motorola is in the business of designing, developing, manufacturing, selling and licensing wireless communication system equipment and software for the operation of cellular and wireless telecommunications systems on a worldwide basis.

         WHEREAS, Company is in the business of developing and licensing certain hardware and software products for Wireless Local Loop applications and providing technical support and maintenance services for such products.

         WHEREAS, Motorola desires to purchase and license certain hardware equipment, software and services for products that will be used in Wireless Local Loop applications in the 3.5 GHz band and Company desires to provide certain hardware, software and services to support Motorola's line of wireless communication system products, in accordance with the terms and conditions set forth in this Agreement.

                                    Agreement

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:


1.       Scope of Agreement.

         1.1 This Agreement sets forth the terms and conditions governing the purchase and license of the Products (as hereinafter defined) by Motorola. Motorola shall have the right to purchase and license
         Products: for Motorola's own internal use for the purpose of Customer support; or for resale and sublicense to Customers for worldwide use except for where a conflict may be created by existing agreements that Company currently has in place as listed in Exhibit G, as those agreements may be renewed, modified and assigned, provided that such modifications do not further limit Motorola's ability to distribute as set forth in Exhibit G . The Parties agree to follow the procedures for Key Accounts as set forth in Exhibit L.

         1.2 The Parties agree to work together in good faith to develop a mutually acceptable process for Project Level Agreements that may extend beyond the scope of this agreement, as set forth in Exhibit E.

         1.3 The Parties anticipate that they will cooperate on one or more opportunities which may include invitations to tender, requests for proposal or quotation, requests for trial equipment and other expressions of interest for the sale of Products to potential Customers that require contemplation of terms that fall outside of this Agreement. In that connection, the Parties may enter into specific Project Level Agreements, as set forth in Exhibit E, which shall, among other provisions, specify the terms and conditions of such arrangements including the respective responsibilities of the Parties in providing trial equipment to potential Customers. Furthermore, in the event that system performance guarantees are required by Customers, the Parties shall work together on a case by case basis to provide such system performance guarantees.

2.       Definitions.

         (a) "Affiliate" means any corporation or other entity which controls, is controlled by, or is under common control with a Party. A corporation or other entity shall be deemed to control another if it owns or controls more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or entity. References herein to Motorola and Company shall be deemed to include reference to their Affiliates unless otherwise specified or the context otherwise requires. For the avoidance of doubt, Motorola Affiliates shall include all operating divisions of Motorola, Inc.

         (b) "Confidential Information" means confidential or proprietary data or information of either Party or any of its Affiliates which is disclosed in oral, written, graphic, machine recognizable, sample or any other form, by one Party to the other Party and which is clearly designated or marked as confidential or proprietary. In order for information disclosed orally to be considered Confidential Information, it must be identified as confidential at the time of disclosure and shall be confirmed in writing by the disclosing Party within forty-five (45) days after such disclosure. Notwithstanding anything to the contrary herein, the receiving Party shall have no obligation to preserve the confidentiality of any information which was previously known to the receiving Party free of any obligation to keep it confidential; is distributed to third parties by the disclosing Party without restriction; is or becomes publicly available, by other than unauthorized disclosure by the receiving Party; is independently developed by the receiving Party; is received rightfully and without confidential limitation by the receiving Party from a third party; or is disclosed to a governmental authority lawfully demanding Confidential Information provided that the disclosing Party provides prior written notice to the other Party and assists the other Party with information as they seek a protective or other such order, provided confidentiality is otherwise maintained by the Parties after such disclosure.

         (c) "Customers" means, individually or collectively, as applicable, all entities, their successors and assigns, in the chain of distribution, sale and use of Products, including without limitation, Motorola Affiliates (subsidiaries, joint ventures, third party licensees), resellers, agents, representatives, distributors, system operators and End Users.

         (d) "Documentation" includes, but is not limited to, all product technical, repair, marketing and user documentation and any succeeding changes thereto, including, without limitation, all specifications as set forth in Company's product manuals; installation, maintenance, operating and Customer manuals, instructions and diagnostics; system administrative materials; configuration guides; marketing and sales brochures and literature; and product guides as listed in Exhibit H. Documentation shall include, if applicable, documentation provided to Company by its suppliers or licensors to the extent Company is authorized by them to provide such material on the terms in this Agreement. "Documentation" does not include Source Code.

         (e) "End-User" means a customer or prospective customer of Motorola to whom Motorola offers Products for use in the regular course of such customer's business and not for resale.

         (f) "Epidemic Failure" means a significant repetitive, verifiable and measurable defect that occurs in any portion of the Products which is attributable to a failure of the Products to operate in accordance with the respective Specifications and which is of either of the following types: (i) Emergency - The defect causes network failure or loss of important information which is essential for the network operator to do business or a defect that constitutes a safety risk; or (ii) High - The defect seriously effects the way in which the network operator conducts business but does not prevent business from continuing, and there may be some impact on network subscribers. There is no work-around solution available for an Epidemic Failure.

         (g) "Exhibits" means the documents attached to this Agreement and incorporated by this reference, as may be amended from time to time by agreement of the Parties. Exhibits include, without limitation, the following:

                  Exhibit "A"--Products and Price List
                  Exhibit "B"-- Technical Specifications
                  Exhibit "C"--Acceptance Test Plan
                  Exhibit "D"--Technical Support and Maintenance Exhibit"E"--Project Level Agreements Exhibit Exhibit "F"--Motorola Trademarks
                  Exhibit "G"--Territories
                  Exhibit "H"--List of Documentation
                  Exhibit "I"--Warranty/Repair Procedures
                  Exhibit "J-1"--Motorola Supplier Assessment
                  Exhibit "J-2" -Action Plan
                  Exhibit "K"--Source Code Escrow Agreement
                  Exhibit "L"- Key Account Sales

         (h) "Hardware" means the Company hardware equipment Products set forth on Exhibit "A", including Spares, and all Documentation related thereto generally supplied by the Company to its customers. The Parties may mutually agree in writing to amend Exhibit "A" to expand or reduce the Hardware covered under this Agreement.

         (i) "Modification" means a revision, new function or minor change to the Software intended to correct errors or non-conformance with Specifications and provided as a change in the then current release of the Software. Modifications may be issued as a "point release" of the Software (that is, the version number of which release, in comparison to the previous release, has not changed in the digits before the decimal point but has changed in the first digit after the decimal point).

         (j) "Object Code" means computer programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse-assembly, reverse-compiling or reverse-engineering.

         (k) "Order" means a written purchase order to be provided by Motorola to Company for Products as provided herein.

         (l) "Products" means, collectively, the Hardware and Software that is listed in Exhibit "A" (which may be amended from time to time to include new product offerings) and conforms to the Statement of Work and Specifications.

         (m) "Services" means those consulting, engineering, installation, optimization, maintenance, repair, technical support, training, and other services referred to herein as being performed by Company. These Services and pricing for such Services shall be set forth in Exhibit A. The Parties may mutually agree in writing to amend Exhibit "A" to expand or reduce the Services covered under this Agreement.

         (n) "Software" means the computer software (including firmware) of any form, provided with the Products, which enables the Products to perform their functions and procedures in accordance with the Specifications, including all Modifications and Upgrades, which are listed in Exhibit "A". The Parties may mutually agree in writing to amend Exhibit "A" to expand or reduce the Software covered under this Agreement. Any reference to Software being "sold" or "purchased" is understood in fact to be a reference to the Software being licensed.

         (o) "Source Code" means the original fully commented form on any media of the Software in the language as used by Company, or any translation or modification of such Software which substantially preserves its original identity together with:
                  (i) all necessary proprietary information and technical documentation which will enable a reasonably skilled software engineer(s) to maintain or enhance the Software without the aid of Company or any other person or reference to any other materials; (ii) maintenance tools (test programs and program specifications); (iii) proprietary or third party system utilities (compiler and assembler descriptions); (iv) a description of the Software's system/program generation; and
                  (v) descriptions and locations of hardware and software, if any, not owned by Company but required for use and/or support of the Software.

         (p) "Spares" means field replaceable units (FRUs) such as replacement parts, sub-assemblies, circuit cards, modules and other electronic and mechanical assemblies necessary to support routine operation and maintenance of the Products which may be replaced at an End User site and which may be purchased separately as set forth in Exhibit "A".

         (q) "Specifications" means the technical performance and functionality requirements for the Products as set forth in Exhibit "B". From time to time, the Parties shall update Exhibit B to include Specifications on the latest releases.

         (r) "Trademarks" means trademarks, trade names, logos, service marks, quality designations and any other proprietary words and symbols that each party uses to identify its business products and services.

         (s) "Upgrades" means new modules, applications or modifications to Software, or new releases, which provide substantial increase in functionality, which are deemed to be commercially marketable as a separate module or application and which Company offers on a commercial basis to users of the Products as an upgrade to those products. Upgrades may be included as part of Maintenance. Upgrades may be made available to Motorola and both existing and new End Users.

3.       Product Requirements.

         3.1 Specifications. The Products shall conform to the Specifications and shall incorporate the features and be delivered within the timeframes set forth in Exhibit "E".

         3.2 Enhanced Features and Upgrades. Additional or enhanced Hardware features and Upgrades that are developed by Company and offered on a commercial basis by the Company to users of the Products shall be incorporated into the Products and included as part of the Products. Company shall also provide, subject to availability of personnel and resources, Services as requested by Motorola to develop and support additional or enhanced Hardware features and Upgrades specific to Motorola, and the Parties agree to negotiate in good faith prices, payment, timing and other terms and conditions for such Services.

4.       Ordering Products.

         4.1 Rolling Forecasts. As of the Agreement Date, Motorola shall submit to Company a quarterly rolling order forecast of Products expected to be ordered during the next twelve (12) months. Every three (3) months thereafter, Motorola shall submit to the Company a new quarterly rolling order forecast of the number of central terminals and the number of subscriber terminals, by type and frequency plan (i.e. upper or lower band of 3.5 GHz), for Products expected to be ordered during the next twelve (12) months. All forecasts are for planning purposes only and are non-binding.

         4.2 Orders. Except as provided herein, any requests for the sale and delivery of Products shall be made by Motorola pursuant to an Order. Each Order shall be deemed to incorporate the terms of this Agreement, whether or not this Agreement is specifically mentioned, and shall clearly state the date of the Order, Order number, quantity, specification and configuration, method of shipping, preferred carrier, destination, prices and requested delivery date. Orders shall only be placed by a designated Motorola entity, to be agreed by the Parties. This Agreement supersedes any terms or conditions contained on preprinted forms submitted as, or with, purchase orders, sales acknowledgments or invoices.

         4.3 Acceptance of Orders. Company shall make all reasonable effort to provide its acknowledgment and acceptance of Orders in writing to Motorola within three (3) business days of Company's receipt by email or fax. Company may request revision and resubmittal of Orders that do not contain required information. If Company is unable to comply with Motorola's required delivery schedule, Company shall make all reasonable effort to inform Motorola within such three (3) business days and the Parties shall agree to a mutually suitable alternative delivery schedule. If Company fails to provide its acknowledgment and acceptance of the Order, within such three (3) business days, Company shall be deemed to have rejected the Order. Company shall make all reasonable effort to provide its acknowledgment and acceptance of Emergency Orders in writing to Motorola within twenty-four (24) hours of Company's receipt by email or fax and Motorola shall confirm Emergency Orders by a telephone call to Company. If Company fails to provide its acknowledgment and acceptance of the Order, within such twenty-four (24) hour period, Company shall be deemed to have rejected the Order.

         4.4      Product Availability.

         (a) Standard Lead Time. The lead time for delivery of forecasted Products shall not exceed six (6) weeks after Company's acceptance of an Order, provided that Motorola's orders are not materially different from the volumes of Products to be supplied under Motorola's forecast submitted to Company under subsection 4.1. The lead time for delivery of non-forecasted Products shall not exceed ten (10) weeks after Company's acceptance of an Order.

         (b) Emergency Support Lead Time. Upon a verbal, promptly followed by a written notification or fax from Motorola that a Customer requires an emergency order, Company shall make all commercially reasonable efforts to ensure appropriate Products are shipped to such Customer or Motorola, as agreed by the Parties, within twenty-four (24) hours of such request. Motorola shall provide Company with an Order number as soon as reasonably possible after such request. Company shall, as soon as reasonable, provide Motorola (or Customer, if requested by Motorola) with a waybill number and carrier information. Invoices for any emergency Orders shall be sent immediately to Motorola and shall be payable in accordance with the terms herein.

         4.5 Order Rescheduling. Motorola may, at no charge, request rescheduling of the delivery of an Order by notifying Company not less than fourteen (14) calendar days prior to the scheduled delivery date and Motorola will use best efforts to ensure that rescheduling happens no more than one time per order. In the event that Motorola requests an Order reschedule less than fourteen (14) days prior to shipment that reflects a delay of an order exceeding ninety (90) days, such Order shall be subject to Company's actual costs, but in no event exceed ten percent (10%) of the applicable order. Such rescheduling charges shall be invoiced to Motorola upon shipment of the Product.




         4.6

         (a) Cancellation of Order. Motorola shall have the right to cancel all or a portion of any Order placed with Company, at no charge, if the Order is cancelled more than thirty (30) days prior to the scheduled ship date. In the event of a cancellation (except for Orders canceled in accordance with Sections 7.2 Late Delivery, 7.3(c) Rejection, 22 Termination or 29 Force Majeure), Company may invoice Motorola for a cancellation charge as Company's sole and exclusive remedy for cancellation of the Order.

                  If the order is cancelled thirty (30) days or less prior to the scheduled ship date, the following cancellation charges may be charged by the Company:

If the price for Products             Then the cancellation charge
cancelled  is in the following        shall be in an amount equal to
amounts ...                           the  actual charges incurred but
                                      shall not exceed the following
                                      percentage of the price of the
                                      Products for the Order in
                                      question:

Less than $1 million                  5%

$1 million or more but less than      7%
$10 million

$10 million or more                   10%


                  No Cancellation Charge shall be applied if the rescheduling of the Order is attributable to any material non-performance of Company in its obligations hereunder. In addition, in no event shall Motorola be responsible for any charges related to any manufacturing or ordering of services or materials by Company done in advance of the factory lead time necessary to meet the requested delivery date shown on such Order. Further, in the event of a cancellation, Company shall take all reasonable steps to reallocate Products to other Customers.

         (b) Special Cancellation Charges. Notwithstanding the foregoing, the following special cancellation charge schedule ("Special Cancellation Charge Schedule") shall apply to Orders that become subject to the Special Cancellation Charge Schedule pursuant to the procedures set forth below:


If the price for Products             Then the cancellation charge
cancelled  is in the following        shall be in an amount equal to
amounts ...                           the  actual charges incurred but
                                      shall not exceed the following
                                      percentage of the price of the
                                      Products for the Order in
                                      question:

Less than $1 million                  10%

$1 million or more but less than      15%
$10 million

$10 million or more                   20%


                  In order for an Order to become subject to the Special Cancellation Charge Schedule, it must, if accepted by the Company and fulfilled in accordance with its terms, result in a 300% increase in the Company's production rates over the quarterly run rates. The run rate shall be calculated as the average number of: Central Terminals, Access Concentrators and Subscriber Units produced in the previous quarter. If an Order meets the foregoing requirement, then the Company may, in connection with its acceptance and acknowledgement of the Order, indicate in writing to Motorola that such Order shall be treated as being subject to the Special Cancellation Charge Schedule; if Company fails to indicate in connection with its acceptance and acknowledgement of the Order, the Order shall not be subject to the Special Cancellation Schedule. If the Company in its Order indicates that such Order shall be treated as being subject to the Special Cancellation Charge Schedule, Motorola shall have seven (7) business days to indicate to Company its acceptance of such treatment; if Motorola fails to indicate acceptance of such treatment within such time period, the Order shall be deemed accepted and subject to the Special Cancellation Charge Schedule. If Motorola indicates its rejection of such treatment with seven business days, the order shall be deemed to be cancelled and of no further force and effect.

         4.7 No Minimum Purchase. This Agreement shall not be construed as a purchase order for any Products. Motorola is under no obligation to place orders for any minimum quantity of products. Notwithstanding the foregoing, Motorola will use reasonable commercial efforts to promote Company products and in the spirit of this Agreement, Motorola has purchased two (2) demo/lab systems.

         4.8 Factory Acceptance Testing. Company is responsible for the development of the factory acceptance test plan ("FATP") for the Products. The FATP must be submitted to Motorola for review and approval or comments four (4) weeks prior to the planned start of acceptance testing for Products to be delivered to Motorola under this Agreement. Motorola must provide its comments concerning the FATP, if any, within two (2) weeks and the FATP must be approved by both Parties, which approval shall not be unreasonably withheld, prior to the start of Product factory acceptance testing. The FATP will be a subset of Company's standard product verification testing. Factory acceptance testing will take place at Company's facilities. All Products shall be subjected to factory acceptance testing. Prior to factory acceptance testing, Company shall provide Motorola with a set of pre-FATP engineering release notes.

         4.9 Acceptance Criteria. The criteria that must be met by the Products in order for the Products to be deemed factory accepted shall be set forth in the FATP. Results of factory acceptance testing shall be recorded in a Manufacturing Test Report.

5.       Packaging and Shipping.

         5.1 Packing Lists. Company shall include a complete packing list for each Order stating Order number, Motorola's part number, Company's part codes, serial number(s) and/or applicable Software version, quantity and date shipped, and Company's invoice number. A copy of the Manufacturing Test Report, which shall be a subset of the FATP, shall also be packed with each Product. Configured Hardware should be identified by one unique part number. Preloaded Software must be identified by a separate part number which also identifies the Software version. A receiving checklist which includes a detailed diagram of the assembled Hardware shall also be packed in the shipment. For international shipments, two (2) packing lists shall be provided for each Order.

         5.2 Markings. Company shall mark the outside of all packages with necessary shipping information including Order number, part number, quantity shipped, addresses of Company and Customer or Customer's designee, and other requirements agreed upon between Motorola and Company. Company shall follow Motorola's reasonable instructions concerning the use of any Trademarks of Motorola, or any word or symbol likely to be confused with any Motorola Trademark, either alone or in any combination with another word or words. Further, when using the trademarks of Motorola, Company may only use the Trademarks of Motorola as directed by Motorola for labeling and shipping of the Product as set forth in Exhibit F.

         5.3 Packaging. All Products shall be packaged in such a manner to prevent physical damage (including damage from electrostatic discharge) to the Products during shipment and delivery assuming customary and normal standards of handling. Freight and insurance associated with the shipment of any replacement Products due to a failure of Company to properly package the Products shall be the responsibility of Company. Motorola and Company will agree to work together to determine the best method of supplying Motorola's logo and labels to Company. Such materials shall be supplied to the Company at no charge to the Company and shall be supplied at times and in quantities sufficient for Company to meet Motorola's Orders.

         5.4 FCA, Risk of Loss, Title. The FCA (as defined in Incoterms, 1990 edition), point of shipment shall be at Company's origin in the UK. Title to Product Hardware and risk of loss of the Products shall pass to Motorola at origin/Company's plant upon Company's tender of delivery by Company to Motorola's designated freight forwarder or carrier. Title to the Software shall not pass to Motorola or its Customer at any time. Motorola shall pay all freight and insurance costs from point of origin on a pre-pay and add basis and all applicable customs duties and similar charges.

         5.5 Shipping. All items shall be shipped FCA, as specified above, in the manner specified in the Orders. If Company ships Products by a transportation method other than that specified on the Order, Company shall be liable for the difference, if any, between the cost of freight incurred and cost of freight which would have been incurred had Company complied with the Order's shipping instructions. In the event any shipment will not meet the delivery date (except as provided herein), routing may be changed to premium transportation at Motorola's request. In that event, Company shall bear the expense of any difference in freight cost for the premium transportation unless the failure to meet the delivery date is due to acts or omissions or delays of Motorola or its customers or due to force majeure events. Company will, at Motorola's request, drop ship product directly to Motorola's Customers worldwide.

         5.6 Motorola must inform Company of any loss in transit or damages(s) to the Equipment and Software, and co-operate with Company in filing any claims with the carrier for such loss in transit or damage(s).

         5.7 In this Agreement, "Incoterms" means the most recent international rules for the interpretation of trade terms published by the International Chamber of Commerce as in force at the date when this Agreement is made. Unless the context otherwise requires, any term or expression which is defined in or given a particular meaning by the provisions of Incoterms shall have the same meaning in this Agreement, but if there is any conflict between the provisions of Incoterms and this Agreement, the latter shall prevail.

6.       Foreign Regulatory Approvals and Export Controls.

         6.1 Regulatory Approvals. Motorola and Company will work jointly to obtain foreign government regulatory approvals for the Products. In the event that type approval or certification has not previously been obtained by Company, and is required (as reasonably agreed upon by the parties), Company and Motorola will work together to secure type approval and certification as required. In such circumstances, Company and Motorola shall equally split 50/50 all costs and charges associated with such approvals. However, each Party is responsible for their own internal costs associated with such type approvals or certification. Company shall be free to use such approvals in its other business activities.


         6.2 Export Controls. Motorola shall obtain all export licenses and other government authorizations necessary for the shipment of any Products with such assistance from Company as Motorola may reasonably request.

7.       Delivery.

         7.1 Delivery Date. The delivery date shall be the date that is set forth in the Order. Delivery of Services shall be in accordance with agreed to milestones stated in the applicable Order.

7.2      Late Delivery.

         (a) As soon as Company becomes aware that any delivery is likely to be late, Company will promptly notify Motorola and keep Motorola informed about the circumstances causing the delay. In the event Company fails to make delivery on time, Motorola may give Company notice of such delinquency, allowing Company a reasonable time to cure. In no event shall such cure period exceed fifteen (15) days from the originally scheduled delivery date, unless otherwise agreed upon by the parties. In the event Company fails to deliver any portion of the ordered Products during such period, Motorola, at its option, may cancel the undelivered portion of such Order at no charge.

         (b) Liquidated Damages. In the event Motorola incurs late fees from its Customers attributable entirely to the fault of Company, Motorola, at its discretion, may invoice Company for such liquidated damages. Company shall have no liability for late fees, liquidated damages, or the like if the delay is attributable to a Force Majeure Event or any default by Motorola. Company shall incur no late fees, liquidated damages or the like unless such fees or damages are imposed on Motorola by its customer. Under no circumstances, even if orders submitted by Motorola and accepted by Company provide for late fees or liquidated damages that are higher, shall the aggregate amount of late fees or liquidated damages for an order exceed a maximum of fifteen (15%) of the value of the delayed items under the applicable Order. The schedule for payment of late fees or liquidated damages shall not exceed the following: 0.5% per day of the value of the delayed items under the applicable Order for each day of delayed delivery after the date falling fifteen (15) days after the scheduled delivery date, to the extent such delay is not attributable to a Force Majeure Event or default by Motorola. In the event that the system may be put into commercial service without the delayed items, then the liquidated damages will be limited to a cap of 15 % of the value of the delayed items. However, if the delayed items prevent the system to be put into commercial service due to the delay, then the 15% cap applies to the value of the total system. Payment of late fees, liquidated damages or the like shall be the sole exclusive remedy against Company in respect to late delivery.

         7.3      Acceptance and Rejection.

         (a) Delivery and Testing. When Company delivers Products to Motorola or its Customers, Company shall provide a written statement listing the items delivered and stating that they are ready for Motorola's Acceptance Testing. Such statement of readiness will be in Company's standard format and may be accomplished via electronic transmission if stated in the Order. Motorola and Company shall develop a joint Acceptance Test Procedure ("ATP") and acceptance criteria, which shall be based on the FATP, and incorporate such ATP herein as Exhibit "C". Such Exhibit "C" shall be jointly approved by Motorola and Company, which approval shall not be unreasonably withheld, including how it will be applied to each such Product delivery. At their sole option, Motorola, with the assistance of Company for a maximum of three (3) Orders placed by Motorola under this Agreement, may examine, install and test the Products in accordance with the ATP prior to shipment to Motorola's Customers to determine whether the Products conform to the applicable Product Order and Exhibit "B" Specifications. Company shall assist Motorola in developing additional test plans as may be required for new customers.

         (b) Acceptance. After installation of a Product(s), Motorola's deployment team may perform acceptance testing upon the Product(s) to ensure that the Product(s) is properly installed and substantially performing in accordance with the Product Specifications. Acceptance testing shall include a detailed demonstration of the Products by Motorola to the relevant Customer. This demonstration will include an interactive operation of the Products with the various components supplied to the Customer, and will be deemed complete upon confirmation by Motorola's deployment team that the Products are in proper working order per the Product Specifications. Upon receipt of such confirmation, Company shall, for a maximum of (3) Orders placed by Motorola under this Agreement, assist Motorola and/or the Customer in conducting acceptance tests using simulated and/or actual data, at Motorola's discretion, for a period not to exceed ten (10) days from the conclusion of the Motorola Testing Period (the "Customer's Testing Period"). Within five (5) days after completion of Customer's Testing Period, Motorola and Customer shall complete and execute a Hardware Acceptance Checklist and a Software Acceptance Checklist in the forms attached as Exhibit C (each a "Checklist"), which shall state with specificity any aspects of the Product(s)'s performance which do not substantially conform to the Product Specifications. If the checklists demonstrate that the Product(s) substantially conforms to the Product Specifications, then such Product(s) shall be considered accepted by Motorola and the Customer.

         (c) Rejection. Motorola reserves the right to refuse delivery of any Products which are not in material compliance with the provisions of any Order or the material provisions of this Agreement. Motorola, at its option may return, freight collect, all Product received, which is not in material compliance with the order or this Agreement, in its original condition, to Company at Company's location in the UK or may, at its option, retain such Product and make an appropriate adjustment to the Purchase Order agreed upon by Company.

                  Incorrect or Dead on Arrival (DOA) Delivery. Company will use all commercially reasonable efforts to deliver Product replacement to Motorola or its designated freight forwarder, or Customers ( as designated by Motorola) for materially incorrect shipments or DOA (i.e. Products that materially fail to perform "out-of-box" ) shipments within twenty-four (24) hours of notice Motorola. If Company is unable to meet these requirements, Company shall contact Motorola and the Parties will mutually agree upon an alternative delivery schedule.

                  If Motorola properly rejects the installation of a Product(s) pursuant to Section 7.3(b), then Company will work promptly, diligently and continuously to correct the deficiencies such that the Product(s) is performing substantially in accordance with the Product Specifications as soon as reasonably practicable thereafter. If the Product(s) is not so performing within thirty (30) days following the rejection, Motorola may, as its sole and exclusive remedy, cancel the Order, return at Company's cost all of the Product, in its original condition, ( except for ordinary wear and tear and necessary adjustments for installation and de-installation) to Company at Company's location in the UK, and receive a full refund of all fees paid to Company for the Product(s) and associated services.

         (d) The provisions of this Section 7 shall also apply to installations of Hardware or Software on a Product(s) after the initial installation of such Product(s), except that: (i) for a maximum of three (3) Orders placed by Motorola under this Agreement, Company and Motorola and/or its relevant Customer shall first test the newly-installed Hardware or Software and subsequently test the Product(s) after integration of the newly-installed items; (ii) Motorola may reject such newly-installed Hardware in the manner described in

                  Subsection (b); (iii) Company shall have sixty (60) days to correct the deficiencies with such Hardware or Software; and
                  (iv) if Company fails to do so, Motorola may terminate its obligations with respect to such additional Hardware or Software within thirty (30) days following expiration of such 60-day period, in which case Company shall refund to Motorola all fees paid for such newly installed Product following return by Motorola of the Products to the Company, in their original condition, ( except for ordinary wear and tear and necessary adjustments for installation and de-installation) at the Company's location in the U.K..

         7.4 No Waiver. Neither Motorola's acceptance of partial shipments nor provision for delivery of Products in installments shall relieve Company of its obligations under this Agreement.

8.       Prices and Payment.

         8.1 Prices. The prices payable for the Products are as set out in Exhibit "A". Prices stated shall be firm fixed for orders placed during the initial term of this Agreement, and thereafter, for periods after the initial two year term, may be adjusted annually by the Company by notice given by Company to Motorola at least ninety (90) days prior to the then applicable contract expiration date. After the initial term of this Agreement, price changes shall not be made more often than once a year, effective on the anniversary of the Agreement Date unless agreed otherwise in writing by both Parties. Company shall provide Motorola ninety (90) days prior written notice of any intent to change its prices for Products from those set forth on Exhibit A. Nothing herein shall prevent the Company from adding new products and prices associated with those products to the price list and either during or after the initial term of this Agreement, setting prices for Upgrades and Products incorporating Upgrades.

         8.2 Payment Terms. All payments for the Products shall be made in U.S. dollars at the applicable prices detailed in Exhibit "A", and are due net forty-five (45) days after the date on which Motorola receives a correct invoice therefor. Company's invoices shall contain (i) Motorola's "Invoice to" and "Ship to" addresses as specified by the Order, (ii) Order number, (iii) applicable price(s) and discount, and
         (iv) reference to this Agreement. Payment of invoices shall not constitute acceptance of the Products and shall be subject to adjustments for shipment shortages and other failures of Company to meet the requirements of this Agreement.

         8.3 Late Payment Fee. Payments not made when due shall thereafter bear, at the option of the receiving party, interest at a rate equal to the lower of (x) 12% per annum, or (v) highest rate permitted by applicable law.

         8.4 Taxes. The prices set forth in Exhibit "A" for the Products do not include applicable sales, use, excise or similar taxes. To the extent Company is required by law to collect such taxes, they shall be a separate line item on invoices and paid in full by Motorola, unless Motorola is exempt from such taxes and furnishes Company with an appropriate certificate of exemption.

         8.5 Most Favored Customer. Notwithstanding any other provision of this Agreement, the prices, services and warranties granted by Company to Motorola pursuant to this Agreement taken as a whole are hereby warranted by Company to be comparable to or more favorable to Motorola than the comparable prices, services and warranties offered by Company to any of its other customers, purchasing the same Products in the same or substantially the same quantities, under substantially similar terms, during the term of this Agreement, including any renewal thereof. Upon discovery that Company is or has provided more favored prices, services and warranties, taken as a whole, to any other customer in violation of the foregoing, Company shall immediately provide notice to Motorola of such fact and this Agreement shall be deemed to be automatically amended to include such more favored prices, services and warranties, taken as a whole.

         8.6 If Company breaches the warranty in 8.5 above, Motorola's sole and exclusive remedy shall be for Company to provide the more favored price or warranties to Motorola, effective immediately, from the date Motorola or Company discovers the breach.


9.       Product Changes.

         9.1 Company shall provide Motorola ninety (90) days prior written notice of any intent to change: (a) any material changes in quality control for manufacturing processes for the Products; (b) any material functionality or physical characteristics of the Products; or (c) part number(s) before substituting Products with new numbers for Products ordered under old numbers. This does not include Modifications that are provided as part of normal maintenance Services.

         9.2 No Discontinuance. Company may not discontinue the production or availability of any Products at any time during the term of the Agreement without giving Motorola seven (7) months prior written notice (with details as to replacement products) or receiving the prior written approval of Motorola, which will not be unreasonably withheld. During such seven (7) month notice period, Motorola may purchase or license additional quantities of the Products being discontinued. In the event of a Products discontinuance under this Agreement, Company shall provide substitute Products which under normal and proper use:
         (i) shall not materially or adversely affect physical or functional interchangeability or performance (except where there is written agreement between the Parties that specific characteristics will be so affected), (ii) shall not detract from the safety of the Products, and
         (iii) shall be type-accepted by the appropriate authority, if required. Company will use all commercially reasonable efforts, subject to technology and vendor availability, to provide support for ten (10) years after notice of product discontinuance.

         9.3 Compatibility. Company shall use its commercially reasonable efforts to ensure that all Products, including any future releases thereof, shall be backwards compatible with, at a minimum, all current/inservice Products, both software and hardware, and any releases made available during the two (2) years prior to the date any new release is first made available to Motorola; and upwardly compatible with any future release of any Products which Motorola purchases or licenses under this Agreement.

         9.4 Change Order Process. Notwithstanding Section 9.3, any changes to Products after acceptance thereof which affect the technical functionality of the Products in any material respect must be submitted in writing (in the form of a "Change Order Request") to Motorola preferably within six (6) months but in no event less than four (4) months prior to the intent to implement the change. Motorola will review proposed changes within six (6) weeks of receipt of the Change Order Request. Motorola will respond in writing with an approval or alternative recommendation for the change. Proposed changes to Products Specifications (Exhibit "B") as well as the introduction of future Upgrades shall be subject to this change process. Such notice period shall not apply in the event that the change is implemented to introduce a bug-fix, repair or other modification to restore functionality to that of the product specification described in Exhibit B.

10.      Product Documentation.

         10.1 Documentation Deliverables. Upon execution of this agreement, Company shall provide Motorola with two (2) complete master sets of Documentation, of the type it generally provides to Customers of the Products, at no additional charge. Documentation shall also be provided to Motorola in a mutually agreed to electronic format. Company shall notify Motorola of Company's Product release notices so that Motorola may integrate such notices into the Documentation. Company shall further provide any content/page updates or revisions, and series numbers, if affected, on the date of their release for incorporation into the master set. Prior to the first commercial installation of the Products, Company and Motorola shall jointly develop a process for the delivery and revision of future documentation releases. Once integrated, Motorola shall provide Product Documentation to Company via electronic format and Company shall ship such integrated Documentation to Customers when drop shipping Products.

         10.2 Rights to Documentation. Company grants to Motorola a non-exclusive, worldwide, perpetual, royalty-free license to edit, reproduce and merge into other Product materials and Documentation or other written materials, including any revisions thereof, Documentation provided under this Agreement. Motorola shall be responsible for the final style edit and formatting, to ensure consistency with the overall Motorola documentation style, graphics and format. Motorola may use any Documentation internally, as well as sell or otherwise make available such Documentation to Customers. Company grants Motorola the right to remove any trademark, copyright or other notices which may appear in the body of any such Documentation and to place Motorola's own trademark, copyright and other notices on such Documentation. Company grants to Motorola all licenses under any copyrights or trademarks or other rights which may be necessary in order to provide the foregoing rights. Company is granted no rights in any Product Documentation or materials that contain edited, reproduced or merged Documentation. Motorola shall use the Documentation so licensed to Motorola only for purposes of providing sales , marketing, maintenance and support of Products sold by Company hereunder and for purposes of providing such Documentation to Motorola's Customers only for use in their maintenance and support of Products sold by Company hereunder.

         10.3 Language. Motorola and Company acknowledge and agree that the Documentation shall be in the English language. Motorola has the option to contract with Company to have the Documentation translated into one or more foreign languages at reasonable rates and terms. If Motorola translates the Documentation into a foreign language, Motorola shall provide a copy of the translation to Company and Company shall be free to use such translations, after removing Motorola trademarks and tradenames, in its other business activities.

11.      Training.

         11.1 Training Courses. Company shall provide an initial training courses up to a maximum of three (3) courses for Motorola's personnel to integrate, install, operate and maintain the Products and utilize any necessary test equipment for a maximum of twenty (20) employees or contractors of Motorola. Such courses shall be for a total of forty
         (40) hours ( 5 business days) per employee. One of these courses may include a "Train the Trainer" course. All slides and scripts developed by Company shall be made available in electronic format for use by Motorola at no charge, provided that Motorola shall use the same only for maintenance and training with respect to Products sold by Company under this Agreement. Motorola personnel sent to such courses shall have an appropriate technical background. Concurrent with the execution of this Agreement, Company and Motorola shall mutually agree on the date on which the initial training course shall commence. In any event, the initial training course shall commence within thirty (30) days of Motorola's reasonable request. Such course shall be made available at a location defined by Company and at no cost to Motorola. Company shall also provide training for three (3) new Motorola employees per year at a location defined by Company and at no cost to Motorola. For the avoidance of doubt, Motorola shall be responsible for all travel, per diem and accommodation costs incurred by their personnel.

         11.2 On-Site and Additional Training Courses. Company shall, at Motorola's reasonable request, and at a mutually agreeable time, conduct on-site training courses for Motorola's Customers, or other additional training courses, at any reasonable location designated by Motorola on a subcontract basis at the Company's prevailing rates in effect at the time of scheduling. Current pricing for Company's training classes are set forth in Exhibit A; such prices shall be firm for the initial two year term of this Agreement. Motorola shall also pay all actually incurred, reasonable and customary travel and per diem expenses for conduct of such courses, provided Motorola has previously approved of such expenses in writing.

         11.3 Training Material. Company shall supply each trainee a complete set of appropriate reproducible training aids, lesson plans, handouts and associated materials pertaining to the Products for use by Motorola's personnel. Company shall provide Motorola, upon Motorola's reasonable request and at no charge, additional training material handouts for use in any Motorola Customer training program. Company grants to Motorola the right and license to reproduce all or any part of the documents described in this Subsection and revisions thereof solely for use in such training programs in connection with the Products provided that the rights of Company in copyrighted material that is Confidential Information are safeguarded by Motorola as set forth in this Agreement (including those of Section 10.2).

12.      Warranties.

         12.1     Hardware.

         (a) Hardware is warranted to be free from defects in material and workmanship and to conform in all materials respects to the Product Specifications for twenty-one (21) months from the date of delivery of the applicable Hardware Products.

                  This Warranty applies to both domestically as well as internationally deployed Product(s)s. Replacement or repaired parts and depot labor at Company's facility (for repair of parts) will be provided free of charge for the full warranty period. Replacement or repaired parts may be drop shipped directly to Motorola's customers or may be dropped shipped to a Motorola's specified depot.. Motorola (or its Customer) shall pay for costs of deinstalling defective parts and installing replacement or repaired parts. Motorola shall reimburse Company for costs incurred by Company in the event of NFF (No Fault Found) in accordance with Company's prices as set forth in Exhibit I Motorola shall prepay for shipping the Product to Company and Company shall be responsible for the costs of shipping the Product back to Motorola as specified by Motorola . Motorola returns shall comply with Company's standard MRR and other warranty procedures as set forth in
                  Exhibit I. Twelve month extended warranties for Hardware may be purchased beyond the initial warranty period. Extended warranty pricing shall be as set forth in Exhibit "A".

         (b) In the event of a breach of Company's warranty in respect of Hardware, Company shall repair or replace the part according to the following procedures and those set forth in Exhibit I. All costs incurred by Company during this process of repair, repurchase or replacement of Company products, including but not limited to, costs of repurchase or replacement shall be borne by Company. In addition, during the warranty period, Company will perform the following : (i) replace any defective board with a Spare FRU within five (5) business days, for emergencies, and ten (10) business days, for non-emergencies, of receipt of the defective board or repair any defective board within twenty five (25) working days of receipt. Hardware not manufactured by Company will be repaired or replaced within twenty-five (25) working days of receipt or more promptly as arrangements with the manufacturers or vendors thereof permit; (ii) provide Motorola with a list of the Spare FRU model numbers from which the replacement of a defective board shall be made; modifications to this list may be made at any time with or without notice to Motorola or its Customer; (iii) issue a Material Return and Replacement (MRR) number to Motorola prior to Motorola's Customer's return of the defective board; (iv) provide Motorola's Customers with repair tags, return goods shipper forms, and shipping labels, as reasonably required; (v) pay all transportation charges for return of the board to Motorola's Customer; (vi) if Motorola has provided Company with a blanket (call-off) purchase order, provide emergency service by sending Spare FRUs within one (1) business day after notification by Motorola to Company of such emergency; (vii) upon Motorola's request, provide Motorola with a copy of Company's then-current Policies and Procedures for repair and replacement of defective equipment; (viii) on-site repair within the USA can be performed at an additional charge; such charge shall be quoted to Motorola's Customer and approved before dispatch of personnel; and (ix) Company may elect to either repair or replace third party equipment with the assistance of third party service providers. Motorola End Users shall approve the quote for field support.


         12.2     Spares.

         (a) Company shall provide spares for all Hardware under contract according to the following procedures and those set forth in
                  Exhibit I. All orders for Spare parts then in stock will be shipped within five (5) business days of receipt of the order, although Company will use its reasonable efforts to ship emergency related Spare parts orders within one (1) business day. If ordered spare item is not in stock at such time, the order will be shipped when spare item is available. Company warrants that upon delivery of the Spares to Motorola and for a period of twenty-one (21) months thereafter, all Spares purchased hereunder will be free from defects in material, workmanship and design and will perform in all material aspects in accordance with the Product Specifications for such parts. Company further warrants that each Spare will be a fit, form and function replacement of the part it is designed to replace and that Spares for Products having a prescribed mean time between failures ("MTBF") will meet or exceed such MTBF specifications.

         (b) In the event spares delivered hereunder do not meet the requirements of Section 12.2(a), Motorola may have the same remedies as set forth with respect to Hardware (Section 12.1(b)).

         12.3     Software.

         (a) Company further warrants that for a period of twenty-one (21) months from the date of delivery, the Software licensed under this Agreement will be free from defects that result in malfunctions and will perform in all material respects the functions described in the Specifications in Exhibit "B". If Motorola finds a defect in the Software's performance during this period, Company will, replace or modify the Software in accordance with the terms of Section 12.3(b) and those procedures set forth in Exhibit I. so that it performs in all material respects in accordance with the Specifications in Exhibit "B", all in accordance with the further provisions of
                  Section 12.3(b).

         (b) Correction of Defects. At Company's sole cost and expense, Company agrees to respond to and make all commercially reasonable efforts to complete correction of any breach in warranty, during the applicable warranty period, in the Software in accordance with Exhibit "D" and the following definitions and priority classification:

                  Severity 1        Causes data corruption
                                    or Product(s) crash or
                                    Motorola cannot make
                                    effective use of the
                                    Software


                  Severity 2        Feature does not work
                                    as documented, no
                                    reasonable work-around
                                    exists and Motorola
                                    has a critical need of
                                    the feature


                  Severity 3        Feature does not work
                                    as documented but a
                                    reasonable work-around
                                    exists or Motorola can
                                    wait for the next
                                    release for a fix


                  Severity 4        Enhancement request.

                  Company shall correct: (i) any Severity 1 problem within forty-eight (48) hours from verification of such defect; (ii) any Severity 2 problem within ten (10) business days from verification of such defect; (iii) any Severity 3 problem within forty-five (45) days from verification of such defect; and (iv) any Severity 4 problem on a case-by-case basis.

         (c) Updates. Software Modifications shall be provided at no additional cost to Motorola during the term of this Agreement and any extension thereof and shall be warranted to the same extent as the original Software for a period of twenty-one
                  (21) months from the date of delivery. Software Upgrades shall be supplied under the terms of this warranty for the Software Warranty Period, including any extension thereof, and during any period in which Motorola has paid or has deemed to have paid Maintenance fees.

         (d) Year 2000 Warranty. Supplier represents and warrants, in addition to all other representations and warranties, that until July 31, 2001, the Products supplied will be: (i) free from any error(s) or defect(s) relating to date data (including leap year calculations); (ii) will not generate any invalid and/or incorrect date-related results; and (iii) such date data will not impair the performance, output or accuracy of Motorola's systems or products. In the event of a breach of the foregoing warranty, Company shall repair or replace the Software that does not comply with such warranty.

         12.4     Epidemic Failures

         (a) Under Warranty. In the event an Epidemic Failure occurs during the applicable Warranty period, Company shall immediately take remedial action at its sole expense, which may include in-field inspection and onsite Services for replacement of all Products and/or Software with a reasonable probability for such a failure.

         (b) Out of Warranty. If an Epidemic Failure occurs in any Products and/or Software that has not continuously been under the warranty as set forth herein, then within five (5) days of notification from Motorola, Company shall prepare and propose a corrective action plan for remedying such Epidemic Failures. Upon approval of the corrective action plan by Motorola, Company shall promptly implement the corrective action plan at an agreed upon fee.

         12.5 Services. All Services performed by Company under this Agreement shall be performed in a good and workmanlike manner in accordance with the applicable Telecommunications Industry Standards. All Services and Maintenance obligations, as listed in Exhibit "D", are warranted for twenty-one (21) months from date of delivery.

         12.6     Extent of Warranties.

         (a) The warranties of Company, together with any applicable service guarantees, shall run to Motorola. However, Company agrees that Motorola can direct Customers who experience warranty problems with Products to ship the relevant item, on behalf of Motorola, directly to the Company and on direction of Motorola, the Company shall drop ship to the location of the relevant Customer items that have been repaired or replaced pursuant to the Company warranty. Any NFF charges in connection with any such direct shipments shall remain, as between the Company and Motorola, the responsibility of Motorola, however, Company shall be responsible for costs of shipping NFF Products back to Motorola or its Customers.

         (b) THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         12.7     General

                  The remedies set forth in this Section for breaches of Company's warranties are Motorola's sole and exclusive remedy for breach of such warranties. Company shall have no liability for any breach of warranty to the extent attributable to the failure of Motorola or its customer to handle, install, or maintain the Products in accordance with the Documentation and good industry practice or to install promptly the latest Modification supplied by Company.

         12.8     Warranty for Repaired Items

                  Any repair or replacement of an item of Hardware or Software provided by Company as a result of its warranty obligation hereunder shall be warranted to the same extent as the original item supplied by the Company (and subject to the same exclusions and other provisions of this Section 12) for a period equal to the longer of the original warranty period for the original item subject to repair or replacement or nine (9) months from the date of delivery of the repaired or replacement item.

13.      Technical Support.

         13.1 Technical Assistance. Company shall provide Technical Support and assistance in accordance with Exhibit "D", including telephone support. Support shall be 7 x 24. The support provided in this Section shall extend to both new and old versions of Products for three (3) years from acceptance of the Products by Motorola. A complete description of the technical support to be provided by Company is set forth in such Exhibit "D".

         13.2 Problem Reports. Company shall track, summarize and maintain up-to-date status on all problem reports related to the Products regardless of whether they are generated by Motorola or Motorola's Customers (so long as Motorola forwards such Customer data to the Company). Company shall provide Motorola with reports on demand of Motorola, but no more than quarterly. Motorola shall have access to the aforementioned information at no charge. Company shall assign a specific individual to interface with Motorola's personnel.

14.      Quality.

         Airspan would have to review all referenced and associated documentation before agreeing to clause 14 and subclauses.

         14.1 Quality System. Company shall maintain a quality system for the purpose of achieving major quality improvements in the Products and Services supplied to Motorola. As part of Company's quality system, Company agrees to qualify with the criteria set forth in the Motorola Supplier Assessment, as set forth at Exhibit J-1 including Company's participation in bi-annual or annual Supplier Assessments. Company agrees to be subject to Supplier Assessment reviews and or audits and to work with Motorola to endeavor to improve Company's quality systems based on the outcome of the supplier assessments. For the purpose of example and not limitation, Services may include training, documentation, response center, etc.

         14.2 Audit. Company shall grant Motorola the right, upon reasonable notice and at reasonable time, to audit Company's facilities and documents that pertain to the Products only, for purposes of verifying compliance with the quality terms set forth in this Agreement. Audits shall be done no more than once per year.

         14.3 Quality Data. Company shall provide Motorola access to quality data for the purpose of measuring and evaluating Company's continuous process improvement. Company shall also participate in periodic quality reviews to discuss product roadmaps and to conduct operation reviews.

         14.4 Improvement Action Planning. Company shall create a quality improvement action plan, coordinated with Motorola (attached hereto as Exhibit J) and meet with Motorola on a periodic basis to review progress of action items and their quality impact. Company agrees to use commercially reasonable efforts to comply with the agreed upon milestones in the improvement action plan as set forth in Exhibit J-2. In the event that Company fails to comply with the foregoing, Motorola may treat such action as a material breach subject to the terms and cure periods set forth in Section 22.1(a).

         14.5 Participation. Company shall grant Motorola the right to participate in reviews of milestones and implementation of revisions to Products under this Agreement, all as reasonably agreed to. Motorola agrees to promptly provide comments, as applicable.

         14.6 Hardware Development. Company shall maintain a documented and repeatable process for Hardware development and manufacturing for any Hardware which Company develops and manufactures for Motorola.

         14.7 Software Development. Company shall maintain a documented and repeatable process for Software development for any Software which Company develops for Motorola.

15.      Company's Commitment to Customer Satisfaction.

         15.1 Company acknowledges that commitment to total customer satisfaction is essential to Motorola's continuing success in wireless radio markets. A malfunction in the Products or Services may create real or perceived customer satisfaction problems and a loss of goodwill with customers. It is agreed that such problems may be outside the scope of Company's warranty obligations set forth in this Agreement. Company represents that it is committed to Motorola's stated fundamental objective of Total Customer Satisfaction and will assist Motorola in endeavoring to solve problems attributable to the Products, when reasonably requested by Motorola. Under no circumstances however is this Section, or Section 15.2, intended to give Motorola additional remedies for breach of Company's warranty or to expand Company's obligations with respect to Products out of warranty.

         15.2 By way of example, and not limitation, at Motorola's reasonable request, Company may be requested to periodically attend Customer meetings and/or symposiums for the purpose of promoting and responding to questions and concerns of Customers utilizing such Products, taking action items at such meetings and working with Motorola to endeavor to resolve customer satisfaction problems; be requested to attend on-site meetings with individual customers who may be experiencing unique difficulties with Products; etc. The parties shall mutually agree on the allocation of any expenses to achieve the foregoing.

16.      Intellectual Property Rights.

         16.1 IPR of Company. All patents, trademarks, copyrights, mask works, circuit layout rights, design rights, trade secrets and other intellectual property rights in the Products and Company's Confidential Information are and shall remain the exclusive property of Company or its licensor.

         16.2 IPR of Motorola. All patents, trademarks, copyrights, design rights, trade secrets and other intellectual property rights in Motorola's Confidential Information are and shall remain the exclusive property of Motorola or its licensors.

         16.3 Integration. Company shall not integrate or merge any Motorola Confidential Information into any of the Products, unless otherwise specifically directed by Motorola in writing.

         16.4 Motorola shall not undertake any modifications to the Software unless necessary to provide support to Customers in the event that Motorola is provided Source Code pursuant to the escrow arrangement. Motorola acknowledges that, except pursuant to the escrow arrangement contemplated hereby, all Software provided hereunder will be provided in Object Code only. Motorola shall not decompile, disassemble or reverse such Software. .

17.      Trademarks, Tradenames and Service Marks.

         17.1 Right to Use Trademarks. In conjunction with the distribution and sale of Products, Company grants Motorola the right to use all trademarks, trade names, logos, service marks, quality designations and any other proprietary words and symbols ("Trademarks") of Company associated with the Products in proposal and promotional activities. Motorola shall comply with all reasonable rules and regulations furnished to Motorola by Company with respect to the use of each such Trademark.

         17.2 No Use of Motorola Marks. Company shall not use any Trademarks of Motorola, or any word or symbol likely to be confused with any Motorola Trademark, either alone or in any combination with another word or words, except as authorized by Motorola under section 5.2 and Exhibit F of this agreement.

18.      License Grants.

         18.1 Right to Use. Company grants Motorola a perpetual, worldwide, except as set forth in Exhibit G, non-exclusive, non-transferable, non-assignable royalty-free right to use the Software solely for Motorola's internal use in conjunction with sales, maintenance and customer support in conjunction with Products supplied by Company hereunder and for the uses contemplated by Sections 18.2, 18.3 and
         18.4. The license fee is included in the price of the Products.

         18.2 Right to Sublicense. Company grants Motorola a perpetual, worldwide, except as set forth in Exhibit G, non-exclusive, non-transferable, non-assignable right to use, reproduce, market and distribute, and to grant Customers perpetual, worldwide, except as set forth in Exhibit G, non-exclusive, nontransferable, non-assignable sublicenses to use, , and copy for backup and archival purposes, the Object Code form of the Software, in all such cases solely for use in the Products supplied by the Company hereunder, provided that such sublicensees agree to be bound by terms and conditions which grant no more rights concerning the Software than those contained herein, which includes prohibitions against further sublicensing, disclosing, disassembling or reverse engineering the Software.

         18.3 Right to Copy. Upon execution of this Agreement, Company agrees to promptly provide Motorola two (2) copies of the Object Code form of the Software. In lieu of ordering Software from the Company, Company agrees that Motorola may copy the Software, in object code form, solely for the purpose of sublicensing the Software to Customers for use in Products supplied by the Company hereunder. Motorola agrees to provide Company, on a quarterly basis, a certificate verifying the number of copies made and sublicensed.

         18.4 Right to Use Source Code. Company grants Motorola a perpetual, non-exclusive, non-transferable, non-assignable, royalty-free license to use the Source Code of the Software, but solely in the circumstances and in accordance with the terms of Section 19 herein.

19.      Source Code Escrow.

         19.1 Source Code Obligation. Motorola may, at its option, enter into a Software Source Code escrow agreement with Company. Such escrow agreement shall state that Company shall deposit, concurrently with the execution of this Agreement and on each anniversary of the date of this Agreement, with a third party reasonably acceptable to the Company ("Escrow Agent"), the most recent Source Code of the Software. Under that agreement, in the event Company enters into any voluntary or involuntary receivership arrangement or other insolvency procedures (with appropriate cure periods for involuntary procedures, to be set forth in the Escrow Agreement, attached hereto as Exhibit K), or ceases to provide, in all material respects, substantially all of the support services required by this Agreement in respect of Products sold by the Company hereunder, such cessation continues after appropriate notices and cure periods as set out in the Escrow Agreement, and there is no successor to the Company undertaking such support, Motorola may direct the Escrow Agent to deliver to Motorola the deposited Source Code unless Motorola is then in material default under this Agreement according to section 22.1(a) (for these purposes, this Agreement and Orders placed thereunder shall be taken as a whole). It is understood that ownership of the Source Code at all times remains with Company and that any release to Motorola of such Source Code is made as an accommodation to Motorola and shall not vest any ownership or ownership rights in Motorola. In the event that receivership or insolvency proceedings are dismissed and Company continues as the primary obligor under this Agreement, Motorola, within twenty (20) working days of receiving notice thereof, shall return the Source Code and all copies to the Escrow Agent. During any period of time in which the Source Code is in the possession of Motorola, it is agreed that the Source Code shall be used only by Motorola and agents, such as subcontractors, and may be used and modified solely for the purposes of providing continuing support for Products sold by the Company under this Agreement; for avoidance of doubt, the Source Code shall not be used for development purposes nor duplicated, sold or licensed to others or marketed in any manner. Motorola agrees to pay all costs of entering into the Software Escrow Agreement and all annual renewal costs. Except as specified in this Section, Motorola shall have no access to the Source Code.

         19.2 Specific Performance. Company expressly agrees to promptly comply with the foregoing obligations and agrees that if Motorola, at its option, enters into such a Software Escrow Agreement, then Motorola shall be entitled to an order for specific performance of such obligation in the event Company's representative, including any trustee in bankruptcy, refuses to comply with the foregoing obligations. In the event of bankruptcy, the Parties acknowledge that Motorola shall be entitled to the full protection provided to licensees of intellectual property rights specified in 11 U.S.C. ss. 365.

20.      Confidentiality.

         20.1 Exchange of Confidential Information. From time to time during the performance of this Agreement, the Parties may deem it necessary to provide each other with Confidential Information. The Parties agree:

         (a) To maintain the confidentiality of such Confidential Information and not disclose same to any third party, except as authorized by the original disclosing Party in writing.

         (b) To restrict disclosure of Confidential Information to employees, contractors, and agents who have a "need to know". Such Confidential Information shall be handled with the same degree of care which the receiving Party applies to its own confidential information but in no event less than reasonable care.

         (c) To take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing its employees, contractors and agents who handle such Confidential Information that it is confidential and not to be disclosed to others.

         (d) That Confidential Information is and shall at all times remain the property of the disclosing Party. No use of any Confidential Information is permitted except as otherwise expressly provided herein and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.

         20.2 Responsibilities as to Employees. The receiving Party acknowledges that Confidential Information may contain information that is proprietary and valuable to the disclosing Party and that unauthorized dissemination or use of the Confidential Information may cause irreparable harm to the disclosing Party. Therefore, the receiving Party shall take appropriate action, by instruction, agreement or otherwise, with any employee or contractor permitted access to the Confidential Information so as to enable it to hold the Confidential Information in confidence or otherwise satisfy its obligations under this Agreement.

         20.3 Survival. Each Party's obligations under this Agreement to keep confidential and restrict use of the other Party's Confidential Information shall survive the expiration or termination of this Agreement for a period of five (5) years.

         20.4 Disclosure. Except as may be required by applicable law, neither Party shall disclose to any third party the contents of this Agreement or any amendments hereto without the prior written consent of the other Party. The foregoing shall not prevent disclosure to a Party's accountants and lawyers.

         20.5 Independent Development. Company acknowledges that Motorola and/or third parties are, or may be developing, Products similar in functionality to those developed hereunder by Company. Company agrees that the receipt of Confidential Information by Motorola from Company shall in no way prohibit Motorola and/or third parties from developing such applications, provided that the provisions of this Section 20 regarding the ownership, protection and security of Company's Confidential Information have not been breached.

21.      Limitation of Liability and Indemnification.

         21.1 Limitation of Liability. UNLESS SPECIFICALLY SET FORTH HEREIN, AND EXCEPT FOR UNCURED MATERIAL BREACHES OF CONFIDENTIALITY OBLIGATIONS IN THIS AGREEMENT, in no event shall either Motorola or Company (AND THEIR EMPLOYEES, DIRECTORS, AGENTS, OFFICERS , whether as a result of breach of contract OR WARRANTY, tort (including WITHOUT LIMITATION negligence), FAILURE OF ESSENTIAL PURPOSE, or otherwise, have any liability to each other for any indirect, special, incidental or consequential damages, LOSS OF PROFITS, LOSS OF REVENUES OR LOSS OF SALES IN CONNECTION WITH OR RELATED TO THIS AGREEMENT. THE TERM CONSEQUENTIAL DAMAGES AS USED HEREIN SHALL NOT BE CONSTRUED TO INCLUDE DAMAGES AS DEFINED IN THE UNITED STATES CODE 35 U.S.C. 284. THE PARTIES UNDERSTAND AND AGREE THAT DAMAGES UNDER 35 U.S.C. 284 ARE A FORM OF DIRECT DAMAGES.

         21.2 General Indemnity. Subject to the limitations of Section 21.1 (unless otherwise required by applicable law), Motorola and Company agree to indemnify and save each other harmless from any and all claims, damages, expenses, suits, loss or liability for any death, personal injury, or physical damage to tangible property to the extent caused by, or arising from or connected with the performance of this Agreement due to or occasioned by the other Party, its officers, employees, agents or representatives.

21.3     Intellectual Property Indemnification.

         (a) Company agrees, subject to the provisions of Section 21.1 (the foregoing is not a limitation on Company's obligation to indemnify Motorola for claims of the type covered by Section
                  21.1 which a third party seeks to recover from Motorola as a result of actual or claimed infringement but are intended to limit Motorola's recovery by indemnity for damages of the type covered by Section 21.1 which are suffered by Motorola) to indemnify and save harmless Motorola, its successors, assigns and Customers from any and all expenses, liabilities, damages or other losses, including court costs and attorney's fees, arising from or by reason of any actual or claimed infringement of any patents, trademarks (other than trademarks of Motorola), copyrights, maskworks, trade secrets or other intellectual property rights by the Products and/or Documentation or any part thereof; and to defend at its expense any action based thereon with respect to the use, license or sale of the Products and /or Documentation by Motorola or the Customers. Company shall be given prompt notice of any claim which is the subject of this Section and shall be given the right to control the defense of the claim.

         (b) If the use of any portion of the Products developed under this Agreement is enjoined as a result of such suit, then Company, at no expense to Motorola and the Customers, shall either procure the right for Motorola and Customers to continue using the Products or replace or modify same so that they becomes non-infringing and are of equivalent or superior functionality. If neither of the foregoing alternatives are available on terms which are acceptable to Motorola, Motorola may return all or any part of the Products at

                  Motorola's sole option, for no less than a full refund of the purchase price or license fees paid under this Agreement.

21.4     Cap on Liability.

                  Except for breach of the Confidentiality obligations, restrictions in this Agreement on use of intellectual property, obligations under Section 21.3, and as otherwise prohibited by law, each party's total aggregate liability arising from or related to this Agreement shall not exceed the higher of (x) $8,000,000 (or (y) the amount invoiced by Company to Motorola for Products and Services sold to Motorola pursuant to this Agreement, regardless of whether such damages are based on breach of contract or warranty, tort (including without limitation negligence) failure of essential purpose or otherwise.

21.5     Customer Agreement to Limitations.

                  Motorola shall use reasonable efforts to attempt to secure from its Customers an agreement to a limitation on indirect, special, incidental, and consequential damages of the type contemplated by Section 21.1.

22.      Termination.

         22.1 Right to Terminate. Either Party may terminate this Agreement upon notice to the other if:

         (a) Material Breach. The other Party breaches a material obligation under this Agreement and such breach continues without cure for a period of thirty (30) days after notice or, if the breach is not one which is capable of being cured within thirty (30) days and the breaching Party has commenced to cure the breach within such time and continues to do so diligently and in good faith, then the breaching Party shall be granted an extension for a reasonable period of time at the discretion of the non-breaching Party.

         (b) Change of Control. An entity that does not currently control Company or Motorola, as the case may be, acquires either direct or indirect control of the other Party (Company or Motorola, as the case may be) and such Change of Control materially and adversely affects the rights of the terminating party. For these purposes, Change of Control shall mean the possession of the power, directly or indirectly, to direct or cause the direction of management or policies of the Party, whether through the ownership of more than fifty percent (50%) of the then outstanding shares or other equity rights of the Party or by contract or agency or such similar arrangement. In such event, if a Party terminates because of a Change in Control of the other Party, the Parties shall cooperate to conduct an orderly termination of the Agreement. Motorola acknowledges that Company is expecting to conduct an initial public offering in the near future. Motorola agrees that this event alone will not give rise to a Change of Control event that will permit Motorola to terminate this Agreement under this Section 22(b)

         (c) Insolvency or Cessation of Business. The other Party ceases to conduct business in the normal course in a manner that materially adversely affects the ability of the Party to meet its obligations under this Agreement, becomes insolvent, enters into a general suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for substantially all of its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors' rights.

         22.2 Rights and Obligations at Termination. Upon expiration or termination of this Agreement for any reason:

         (a) Cease and Destroy. Each Party will promptly cease using and destroy and certify such destruction, or return to the other Party, all items that contain any Confidential Information (as defined herein) of the other Party, except Motorola may retain one copy of Confidential Information for the sole and express purpose of supporting then-existing Customers in connection with their use of products supplied by Company hereunder.

         (b) Sale of Inventory. Motorola may sell any of its then existing inventory of Products originally purchased from Company. However, Company shall have no warranty and support obligations for such product under Sections 22.2(d) and (g) if this Agreement is terminated because of Motorola's material default pursuant to Section 22.1(a).

         (c) Right to Use. Unless otherwise provided for herein, Motorola and Customers shall continue to have the right to use Software in Object Code form associated with the Products sold under this Agreement, but subject to the limitations of this Agreement.

         (d) Spares. Upon termination of the initial term or any renewal of this Agreement, or upon termination for any reason other than Company's total cessation of business, Company agrees to use all commercially-reasonable efforts, subject to vendor availability, to offer for sale to Motorola, in accordance with the provisions set forth herein, functionally equivalent Spares for a period no less than ten (10) years after the expiration or termination of this Agreement. In the event Company is unable to supply such Spares or is unable, after notice and a reasonable period of time, to obtain another source of supply for Motorola, then Company shall provide Motorola and its designated third party manufacturers of such Spares with a royalty-free, non-exclusive license to use intellectual property so that Motorola and such manufacturers will have sufficient information and right to manufacture or to obtain functionally equivalent Spares from other sources, but solely for purposes of supplying Spares for Products sold by Company under this Agreement. Company shall be obligated to provide support services for Hardware, as set forth in Exhibit D, attached hereto, for a period of ten (10) years after the date of termination, and to provide support services for Software, as set forth in Exhibit D, attached hereto, for a period of two (2) years after the date of termination, unless such termination is due to a material breach by Motorola, pursuant to Section 22.1(a). In the event of a Company bankruptcy, for purposes of this Agreement, the Parties acknowledge that Motorola shall be entitled to the full protection provided to licensees of intellectual property rights specified in 11 U.S.C. 365.

         (e) Outstanding Sums. Company shall invoice Motorola for any outstanding sums which may be owing from any Order as detailed in Exhibit "A. In the event that Motorola terminates for material breach as set forth herein, Motorola reserves the right to offset any damages it incurs against any sums that Motorola owes to Company.

         (f) Source Code. In the event of a termination due to the conditions set forth in Subsection 22.1(c) above, Company shall provide to Motorola Source Code in accordance with the terms of any escrow agreement entered into pursuant to Section 19.

         (g) Continuation of Services. Upon termination at the end of the initial term or any renewal thereof, unless termination is due to a material breach by Motorola, pursuant to Section 22.1(a) Company will provide warranty remedy, support services, of the type required hereby, until the end of the last applicable warranty period or term of support or maintenance agreement.

23.      Term and Renewal.

         This Agreement shall commence as of the Agreement Date and shall be for an initial term of two (2) years, and may be renewed by the Parties for successive terms of one-year each, provided that each Party executes a written consent as to each one year renewal period sixty (60) days in advance of the expiration date of the previous term.

24.      Product Liability and Compliance with Laws.

         24.1 Product Liability. Company represents and warrants that the Products shall be produced and delivered in accordance in all material respects with all applicable laws, rules and regulations governing product safety of those jurisdictions from which Company or Motorola (with the active cooperation of Company) has obtained or is in the process of actively obtaining type certification for the Products.

         24.2 Defense of Claim. Company agrees, upon receipt of notification, to promptly assume full responsibility subject to the limitations of
         Section 21.1, for the defense of any suit or proceeding which may be brought against Motorola, its directors, officers, agents or Customers for personal injury, death, or physical damage to tangible property based upon a claim that the Products, or any aspect of the Products, breached the representation of Section 24.1, have caused death or personal injury, are defective in any way, or were negligently designed or manufactured or fail to comply with any product safety laws. Company further, subject to the limitations of Section 21.1, agrees to indemnify and hold harmless Motorola, its directors, officers, agents and Customers against any and all expenses, losses and damages, including court costs and attorney's fees, resulting from any such suit or proceeding, including any settlement. Motorola may be represented by and actively participate through its own counsel in any such suit or proceeding if it so desires, and the cost of such representation shall be paid by Motorola.

25.      Security.

         Each Party agrees that, when employees or agents of the visiting Party are on the premises of the host Party, they will at all times comply with all security regulations in effect and of which the Party has been apprised. The visiting Party further agrees to abide at all times with off premises security regulation when the visiting Party has Confidential Information of the host Party. Motorola and Company specifically agree not to disclose to any third party any information, systems, equipment, ideas, processes or methods of operation observed at either Party's facilities, all of which shall be deemed Confidential Information as defined herein.

26.      Insurance.

         While performing this Agreement, Company shall maintain insurance in such amounts and in such forms and with such insurers as Motorola may reasonably request.

27.      Notices.

         27.1 Form of Notices. All notices and other communications required or contemplated under this Agreement shall be in writing and shall be transmitted to the address shown below either by (i) personal delivery,
         (ii) expedited messenger service, (iii) airmail postage prepaid return receipt requested certified mail, or (iv) electronic telefacsimile with confirmed answerback.

         Motorola shall send notices as follows:          Airspan Communications Ltd.
                                                          Cambridge House
                                                          Oxford Rd
                                                          UXBRIDGE, UB8 1UN, UK

                                                          Attention:  Director of Marketing
                                                          Telefax:  +44 1895 467152

         Company shall send notices as follows:           Motorola, Inc.
                                                          Network Solutions Sector
                                                          1441  West Shure Drive
                                                          Arlington Heights, Illinois  60004

                                                          Attention:
                                                          John Thode, Wireless Access Systems Division
                                                          General Manager

                                                          Cc:  Laura Jensen, Wireless Access Systems Division
                                                          Senior Marketing Manager
                                                          Telefax:  847-632-2168

                                                          Motorola
                                                          Network Solutions Sector
                                                          Global Alliance Development Department
                                                          1441 W. Shure Drive
                                                          Arlington Heights, Illinois 60004

                                                          Attn:  Legal
                                                          Facsimile: 847-632-2300

         27.2 When Effective. Notices shall be effective upon the date of receipt of delivery or at such time as delivery is refused by addressee upon presentation.

28.      Force Majeure.

         28.1 Definition. Neither Party shall be liable for delays in delivery or performance when caused by any of the following which include but are not limited to, acts or events which are beyond the actual control of the delayed Party, including but not limited to the following: (i) acts of God, (ii) acts of the public enemy, (iii) acts or failure to act by the other Party, (iv) acts of civil or military authority, (v) governmental priorities, strikes or other labor disturbances, (vi) hurricanes, (vii) earthquakes, (viii) fires, (ix) floods, (x) epidemics, (xi) embargoes, (xii) war, (xiii) riots, and (xv) failures of common carriers.

         28.2 Extension. In the event of any such delay the date of delivery or of performance shall be extended for a period equal to the effect of time lost by reason of the delay.

         28.3 Right to Terminate. Notwithstanding the foregoing, in the event that such Force Majeure causes Company to be delayed in its delivery or performance for more than seventy-five (75) days, Motorola shall have the right to terminate this Agreement with no liability whatsoever.

         28.4 Notice. A party claiming delay in delivery or performance, due to an act of force majeure as set forth herein, shall send written notice thereof and a statement of particulars to the other party, prior to or at the time performance would have been required by the non-performing party.

29.      Governing Law and Dispute Resolution.

         29.1 Governing Law. The validity, performance, and all matters relating to the effect of this Agreement and any amendment hereto shall be governed by the laws of the State of Illinois, U.S.A., which shall be applied without regard to the U.N. Convention on International Contracts for the Sale of Goods.

         29.2 Escalation. Motorola and Company agree to attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. Any dispute between the Parties relating to this Agreement will first be submitted in writing to a panel of two senior executives of Company and Motorola, who will promptly meet and confer in an effort to resolve such dispute. Each Party's executive will be identified by notice to the other Party, and may be changed at any time thereafter by notice to the other. Any agreed decisions of the executives will be final and binding on the Parties. In the event the executives are unable to resolve any dispute within thirty days after submission to them, either Party may then refer such dispute to mediation in accordance with Subsection 29.3. Notwithstanding the foregoing, any disputes with respect to intellectual property rights shall be submitted to the courts and not be subject to the provisions of this
         Section 29.2 or Subsection 29.3.

         29.3 Alternate Dispute Resolution ("ADR"). If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by Motorola and Company within forty-five (45) days after written notice by either Party demanding mediation. Such mediation shall be conducted in a location to be agreed upon by the parties. Neither Party may unreasonably withhold consent to the selection of a mediator or location, and Motorola and Company will share the costs of the mediator equally. Each Party shall pay its own attorneys' fees. By mutual agreement, however, Motorola and Company may postpone mediation until each has completed some specified but limited discovery regarding the dispute. The Parties may also agree to replace mediation with some other form of alternate dispute resolution, such as neutral fact-finding or a mini-trial.

         29.4 Submittal to Courts. Any dispute which cannot be resolved between the Parties through negotiation, mediation or other form of ADR within four (4) months of the date of the initial demand for ADR by one of the Parties shall then be submitted to a court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party. Nothing in this Section will prevent either Party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful, or (b) interim relief from a court is necessary to prevent serious and irreparable injury to that Party or to others.

30.      Subcontracting.

         Company shall not, without the prior written consent of Motorola, subcontract any portion of the work covered by this Agreement except for the purchase of standard commercial supplies or raw materials incidental to the work to be performed.

31.      Assignment.

         Neither this Agreement nor any right under this Agreement may be transferred, assigned or delegated by either Party without the prior written consent of the other Party. Any attempted assignment, delegation or transfer shall be void.

32.      Independent Contractors.

         Company shall perform activities under this Agreement only as an independent contractor and nothing contained herein shall be construed to be inconsistent with this relationship or status. Under no circumstances shall any personnel of Company be considered to be an employee or agent of Motorola. Nothing in this Agreement shall be interpreted as granting either Party the right or authority to make commitments of any kind for the other, implied or otherwise, without prior review and written agreement. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

33.      Authority.

         Each Party hereto represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities, if applicable, to enter into this Agreement and to perform and carry out its obligations under this Agreement, (ii) the persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the Party thereto; (iii) the execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the Party; and (iv) the execution, delivery and performance of this Agreement has been duly authorized by all necessary partnership or corporate action and this Agreement is a valid and binding obligation of such Party, enforceable in accordance with its terms.

34.      No Right to Audit.

         Nothing contained herein shall be deemed to grant Company or any third party, by implication, estoppel or otherwise, any right to inspect or examine any of Motorola's data, documents, instruments, records, software, systems, premises or plants related to or in any way connected with the Products. Motorola shall have no duty to disclose any financial statements, balance sheets, or any other business records to Company, Company's representatives or any third party which may request same. By way of example, and not limitation, Motorola has no duty to disclose the existence or location of any Customer who has purchased Products.

35.      Cumulative Remedies.

         Except as otherwise provided herein, if Company breaches this Agreement, Motorola shall have the right to assert all legal and equitable remedies available.

36.      Severability and Survivability.

         In the event any one or more of the provisions of this Agreement is held to be unenforceable under applicable law, (i) such unenforceability shall not affect any other provision of this Agreement; (ii) this Agreement shall be construed as if said unenforceable provision had not been contained herein; and (iii) the Parties shall negotiate in good faith to replace the unenforceable provision by such as has the effect nearest to that of the provision being replaced.

         The Parties agree that where the context of any provision indicates an intent that it shall survive the term of this Agreement then it shall survive. For the avoidance of doubt, the following sections shall survive: 12 - Warranty; 19 - Source Code Escrow; 20 - Confidential Information; 21- Limitation of Liability and Indemnification; 22.2 Rights and Obligations at Termination; 29- Governing Law and Dispute Resolution.

37.      Publicity.

         Neither party shall issue a press release or make any similar public announcement regarding the transactions contemplated by this Agreement without the other party's prior written consent to the specific language and intended distribution of such press release or announcement.

38.      Entire Agreement.

         This Agreement and Exhibits hereto constitute the entire understanding between the Parties concerning the subject matter hereof and supersede all prior discussions, agreements and representations, whether oral or written and whether or not executed by Motorola and Company. In case of inconsistencies between the terms of this Agreement and the Exhibits, this Agreement shall govern and supercede the Exhibits. Orders issued pursuant to this Agreement shall be deemed to be governed by the terms of this Agreement, and in case of inconsistencies between the terms of this Agreement and such Orders, this Agreement shall supercede, whether or not this Agreement is specifically incorporated by reference into such Orders. For the avoidance of doubt, this Agreement supersedes the Non-Disclosure Agreement dated April 23rd, 1999 entered into between the parties hereto. This Agreement or any part or provision hereof shall not be deemed waived, amended, or modified by either Party unless such waiver, amendment or modification is in writing and executed by authorized representatives of both Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of March 31, 2000 ("Agreement Date").

Motorola Inc.                                                       AIRSPAN COMMUNICATIONS LTD.
NETWORK SOLUTIONS SECTOR

By:   /s/ John Thode                                               By:   /s/ Eric Stonestrom
      ---------------------------------------------                      ------------------------------------------
                    (Signature)                                                         (Signature)


Name:  JOHN THODE                                                  Name:  ERIC STONESTROM
      ---------------------------------------------                      ------------------------------------------
                  (Print - Block Letters)                                         (Print - Block Letters)


Title:  GM                                                         Title:  PRESIDENT





       --------------------------------------------                       -----------------------------------------
                  (Print - Block Letters)                                         (Print - Block Letters)


                                   EXHIBIT "A"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT
                                     BETWEEN
                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.

                             PRODUCT AND PRICE LIST
                             ----------------------


PRODUCT AND PRICE LIST
----------------------
SUBSCRIBER TERMINALS
                                                                                                              TRINITY 1  TRINITY 2
801-6112 : ST-R1 1-line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                  $   *        $  *
801-6122 : ST-R2 2-line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                  $   *        $  *
802-6112 : ST-S1 1-line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                  $   *        $  *
802-6122 : ST-S2 2-line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                  $   *        $  *
803-6122 : ST-N2 2-Line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                  $   *        $  *
803-6121 : ST-N2 2-Line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                                       $   *        $  *
803-6142 : ST-N4 4-Line 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                         $   *        $  *
803-6141 : ST-N4 4-Line 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                                              $   *        $  *
804-6112 : ST-B1 (ISDN 2B+D) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                             $   *        $  *
804-6111 : ST-B1 (ISDN 2B+D) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                                                  $   *        $  *
805-6112 : ST-L128 128kbit/s or 1x64kbit/s (DATA) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                        $   *        $  *
805-6111 : ST-L128 128kbit/s or 1x64kbit/s (DATA) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                             $   *        $  *
805-6122 : ST-L2x64kbit/s (DATA) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                         $   *        $  *
805-6121 : ST-L2x64kbit/s (DATA) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                                              $   *        $  *
806-6122 : ST-M8/32 8-line 32k POTS 3.4-3.6 GHz Plan 1 (Ants,SIUs,batt and M-series ST cabinet)                $   *        $  *
807-6142 : ST-M8/64 8-line 64 & 32k POTS 3.4-3.6 GHz Plan 1 (Ants,SIUs,batt and M-series ST cabinet)           $   *        $  *
806-6142 : ST-M16 16-line 32k POTS 3.4-3.6 GHz Plan 1 (Ants,SIUs,batt and M-series ST cabinet)                 $   *        $  *
810-6122 : ST-P1V2 Ethernet+2-Line 64 & 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                         $   *        $  *
810-6121 : ST-P1V2 Ethernet+2-Line 64 & 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                              $   *        $  *
TOTAL SUBSCRIBER TERMINALS
----------------------------------------------------------------------------------------------------------------------------------
ST ANCILLIARIES
890-0001 : RS530 to V.35 (F) cable for L series STs                                                            $   *
890-0002 : SIU wall mounting bracket                                                                           $   *
890-0003 : Antenna wall mounting kit (antennas are shipped with pole mount bracket as std)                     $   *
890-0004 : Battery for M-series ST                                                                             $   *
890-0005 : Battery for S & R series ST PSU                                                                     $   *
890-0006 : Battery for B,L,N & P series ST PSU                                                                 $   *
890-0007 : M-series ST modular enclosure and PSU                                                               $   *
890-0008 : External Housing for M-series modular STs                                                           $   *
890-0009 : ST antenna drop cable kit (300m standard cable)                                                     $   *
890-0010 : ST antenna drop cable kit (300m low-loss cable)                                                     $   *
890-0011 : ST antenna drop cable kit (25m)                                                                     $   *
890-0012 : Crimp tool for terminating standard Antenna Drop cable                                              $   *
890-0013 : Crimp tool for terminating low-loss Antenna Drop cable                                              $   *
TOTAL ST ANCILLIARIES
----------------------------------------------------------------------------------------------------------------------------------
CT AND AC RACK MECHANICS
700-0001 : CT Rack with RF Combiner shelf  + 1 DA Modem shelf                                                  $   *
700-0002 : CT Rack with RF Combiner shelf + 2 DA Modem shelves                                                 $   *
700-0011 : CT Expansion Rack with 1 DA Modem shelf                                                             $   *
700-0012 : CT Expansion Rack with 2 DA Modem shelves                                                           $   *
701-0002 : CT Rack with RF Combiner shelf + 2 FA Modem shelves                                                 $   *
701-0004 : CT Rack with RF Combiner shelf + 4 FA Modem shelves                                                 $   *
702-0012 : CT Rack with RF Combiner shelf  +  1 DA Modem shelf + 2FA Modem shelves                             $   *
703-0001 : AC Rack with 1 AC shelf                                                                             $   *
703-0002 : AC Rack with 2 AC shelves                                                                           $   *
TOTAL CT AND AC RACK MECHANICS
----------------------------------------------------------------------------------------------------------------------------------
CT ANTENNA SYSTEMS
710-6932 : Directional Antenna, 2 feeder ports, 65 Deg 3.4-3.6 GHz                                             $   *


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.



710-6931 : Directional Antenna, 1 feeder port,  65 Deg 3.4-3.6 GHz                                             $   *
710-6961 : Directional Antenna, 1 feeder port,  180 Deg 3.4-3.6 GHz                                            $   *
711-6902 : Dual feeder port Omni Antenna system 3.4-3.6 GHz                                                    $   *
711-6901 : Single feeder port Omni Antenna dipole 3.4-3.6 GHz                                                  $   *
TOTAL CT ANTENNA SYSTEMS
----------------------------------------------------------------------------------------------------------------------------------
CT ANTENNA FEEDER
712-0000 : CT Antenna Feeder  (1x50m)+ Installation kit                                                        $   *
713-0000 : CT Antenna Feeder  (2x50m)+ Installation kit                                                        $   *
TOTAL CT ANTENNA FEEDER
----------------------------------------------------------------------------------------------------------------------------------
CT FA AND DA RF PLUG IN SETS
720-6100 : CT RF full plug in set 3.4-3.6 GHz Plan 1 (2PA+MON+3PSU+2DIPLNA)                                    $   *
721-6100 : CT RF basic plug in set 3.4-3.6 GHz Plan 1 (PA+MON+2PSU+DIPLNA)                                     $   *
722-6100 : CT RF Expansion plug in set 3.4-3.6 GHz Plan 1 (PA+PSU+DIPLNA)                                      $   *
TOTAL CT FA AND DA RF PLUG IN SETS
----------------------------------------------------------------------------------------------------------------------------------
CT FA MODEM SHELF CARD SETS
730-6100 : FA CAS Modem shelf full card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC+8Modem)                            $   *
731-6100 : FA Data Modem shelf full card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC+8Modem)                           $   *
732-6100 : FA Euro ISDN Modem shelf full card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC+8Modem)                      $   *
733-6100 : FA V5.1 Voice + ISDN Modem shelf full card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC+8Modem)              $   *
740-6100 : FA CAS Modem shelf basic card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC)                                  $   *
741-6100 : FA Data Modem shelf basic card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC)                                 $   *
742-6100 : FA Euro ISDN Modem shelf basic card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC)                            $   *
743-6100 : FA V5.1 Voice + ISDN Modem shelf basic card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC)                    $   *
744-0000 : FA Modem card Voice/ISDN                                                                            $   *
745-0000 : FA Modem card Data                                                                                  $   *
TOTAL CT FA MODEM SHELF CARD SETS
----------------------------------------------------------------------------------------------------------------------------------
CT DA MODEM SHELF CARD SETS
750-6100 : DA Modem shelf full card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC+2PSU+6Modems)                          $   *
760-6100 : DA Modem shelf basic card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC+2PSU)                                 $   *
761-0000 : DA Modem card                                                                                       $   *
TOTAL CT DA MODEM SHELF CARD SETS
----------------------------------------------------------------------------------------------------------------------------------
AC SHELF PLUG-INS
770-0000 : AC Shelf full card set for CAS (2PSU+SC+8XTU+CTU+CU+spare CU+spare TU)                              $   *
771-0000 : AC Shelf full card set for Data (2PSU+SC+8XTU+CTU+spare TU)                                         $   *
772-0000 : AC Shelf full card set for V5.1 (2PSU+SC+8XTU+CTU+CU+spare CU+spare TU)                             $   *
773-0000 : AC Shelf full card set for V5.2 (2PSU+SC+2XTU+3CU+3CTU+spare CU+spare TU)                           $   *
774-0000 : AC Shelf full card set for Packet V5.1 (2PSU+SC+6XTU+2CTU+PTU+spare+2CU+spare CU+spare TU)          $   *
775-0000 : AC Shelf full card set for Packet V5.2 (2PSU+SC+2XTU+3CTU+3PTU+spare+3CU+spare CU+spare TU)         $   *
780-0000 : AC Basic Shelf card set (Generic) (2PSU+SC+CTU+XTU)                                                 $   *
781-0000 : AC Basic Shelf card set for Packet (Generic) (2PSU+SC+CTU+PTU)                                      $   *
782-0000 : AC TU card                                                                                          $   *
783-0000 : AC CU card                                                                                          $   *
784-0000 : AC PTU card                                                                                         $   *
TOTAL AC SHELF PLUG-INS
----------------------------------------------------------------------------------------------------------------------------------
CT AND AC ANCILLIARIES
886-6101 : CT commissioning tool for FA Modem shelves  3.4-3.6 GHz Plan 1                                      $   *
886-6102 : CT commissioning tool for DA Modem shelves  3.4-3.6 GHz Plan 1                                      $   *
887-0001 : 1xDA Modem Shelf Upgrade (Mechanics only)                                                           $   *
887-0002 : 1xAC Modem Shelf Upgrade (Mechanics only)                                                           $   *
887-0003 : 1xFA Modem Shelf Upgrade (Mechanics only)                                                           $   *
887-0005 : Station alarm module for addition to any CT or AC rack                                              $   *
TOTAL CT AND AC ANCILLIARIES
----------------------------------------------------------------------------------------------------------------------------------
SOFTWARE AND NMS
870-1000 : AS8100 Sitespan Desktop Hardware Platform (Windows NT PC + Serial  port expansion.)                 $   *
870-1001 : Rack mounting AS8100 Server  PC                                                                     $   *
870-1010 : Rack for rack mounting AS8100 PCs                                                                   $   *
870-2100 : AS8100 Sitespan Client / Server software and RTU license                                            $   *
870-2200 : AS8100 Sitespan Additional Client/Server software RTU license                                       $   *
870-2300 : AS8100 Sitespan Shelf License                                                                       $   *
870-2900 : Annual Maintenance/Upgrade charge for Sitespan software                                             $   *
871-1000 : V5.1 License per 1000 subscribers                                                                   $   *
871-2000 : V5.2 License per 2000 subscribers                                                                   $   *
872-1000 : STMON for Windows 98 and NT                                                                         $   *
873-1000 : AS9000 (Airplan) Full licence (500 sites, 1 yr support)                                             $   *
873-2000 : AS9000 (Airplan) Lite licence (50 sites, 1 yr support)                                              $   *


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.



TOTAL SOFTWARE AND NMS
----------------------------------------------------------------------------------------------------------------------------------
DOCUMENTATION
880-1000 : AS4000 FA Documentation (CD-ROM)                                                                    $   *
880-2000 : AS4000 DA Documentation (CD-ROM)                                                                    $   *
880-3000 : AS8100 (Sitespan) Documentation (CD-ROM)                                                            $   *
880-1001 : AS4000 FA Documentation (Paper)                                                                     $   *
880-2001 : AS4000 DA Documentation (Paper)                                                                     $   *
880-3001 : AS8100 (Sitespan) Documentation (Paper)                                                             $   *
TOTAL DOCUMENTATION
----------------------------------------------------------------------------------------------------------------------------------
INSTALLATION TOOLS
882-0000 : Survey Tool (meter box,cables,PSU)                                                                  $   *
883-6101 : FA Survey Head Unit 3.4-3.6 GHz Plan 1                                                              $   *
883-6102 : DA Survey Head Unit 3.4-3.6 GHz Plan 1                                                              $   *
884-0000 : Pump-up mast for use with survey tool                                                               $   *
TOTAL INSTALLATION TOOLS
----------------------------------------------------------------------------------------------------------------------------------
SERVICES
885-1000 : Site Survey (per day, excl T&E)                                                                     $   *
885-2000 : Installation (per day, excl T&E)                                                                    $   *
885-3000 : Radio Plannng (per day, excl T&E)                                                                   $   *
885-4000 : Airspan Training (per day at Uxbridge for up to 6 students, excl T+E)                               $   *
885-4001 : Airspan Training (per day on Customer premises for up to 6 students, excl T+E)                      $   *
885-4002 : Airspan Training (per day per additional student, excl T+E)                                         $   *
885-5000 : Project Management (per manager per day, excl T&E)                                                  $   *
TOTAL SERVICES
----------------------------------------------------------------------------------------------------------------------------------


MOTOROLA DISCOUNT SCHEDULES

                               Volumes assessed
                               over 2 year period
-----------------------------------------------------------------------------------------------------------------------------------
ITEM                           UNIT OF VOLUME       LEVEL 1     LEVEL 2          LEVEL 3          LEVEL 4          LEVEL 5
-----------------------------------------------------------------------------------------------------------------------------------

SUBSCRIBER TERMINALS           units                *           *                *                *                *
all types except ST-R1 (T1)                         *           *                *                *                *

ST-R1 (TRINITY 1 VERSION)                           *           *                *                *                *
(NEW CUSTOMERS ONLY)

CT, AC INCL ANTENNAS           RF shelf units       *           *                *                *

                                                    *           *                *                *

SOFTWARE                       RF shelf units       *           *                *                *
SITESPAN:MAIN/SHELF & STMON    per
V5.1                           software
                               application
V5.2
                                                    *           *                *                *

SPARE FRUS                     units                *           *                *                *
                                                    *           *                *                *




SUBSCRIBER TERMINALS
all types except ST-R1 (T1)

ST-R1 (TRINITY 1 VERSION)
(NEW CUSTOMERS ONLY)


CT, AC INCL ANTENNAS              1 CT = 1 RF shelf + at least 1
                                           fully-equipped modem shelf


SOFTWARE                          Same as above
SITESPAN:MAIN/SHELF & STMON
V5.1

V5.2


SPARE FRUS




                               NOTES
                               1.Discounts are
                               not retro-active -
                               ie on reaching a
                               given volume
                               level, the

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                               associated
                               discount applies
                               only to purchases
                               from that point
                               onward
                               2.Volume levels
                               are calculated
                               starting from the
                               effective date of
                               the contract, for
                               a period of two
                               years
                               3.After the first
                               two year period,
                               the parties will
                               reevaluate
                               discount schedule
                               as a part of
                               contract extension
                               4.Special Pricing
                               terms will be
                               Managed under a
                               Project Level
                               Agreement in
                               accordance with
                               Section 1.2.  Such
                               pricing will only
                               be considered
                               on a case by case
                               basis and does not
                               replace Price List
                               or Discount
                               Structure agreed
                               to in Exhibit A.
                               5.No discount is
                               available for
                               Airplan AS9000
                               6a. Extended
                               Warranty per 12
                               months = 5% of
                               contract list
                               (within 60 days of
                               expiration of Std
                               warranty)
                               6b. Extended
                               Warranty per 12
                               months = 8.5% of
                               contract list
                               (after 60 day
                               extension period)



EXHIBIT "B-1"

ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT
BETWEEN
MOTOROLA, INC. AND  AIRSPAN COMMUNICATIONS LTD.


                            TECHNICAL SPECIFICATIONS
                            ------------------------

                                     AS4000
                                     ------



EXHIBIT "B-2"

ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT
BETWEEN
MOTOROLA, INC. AND  AIRSPAN COMMUNICATIONS LTD.


                            TECHNICAL SPECIFICATIONS
                            ------------------------


                                 AS8100 SITESPAN
                                 ---------------



                                   EXHIBIT "C"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT
                                     BETWEEN
                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.


                              ACCEPTANCE TEST PLAN
                              --------------------



                                   EXHIBIT "D"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT
                                     BETWEEN
                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.

                        TECHNICAL SUPPORT AND MAINTENANCE
                        ---------------------------------



                               SUPPORT OBLIGATIONS
                               -------------------

1. END-USER SUPPORT BY MOTOROLA. Motorola will offer, to Customers of the PRODUCTS, End User support which shall include:

     1.1 Access to a "Hot Line" to report and seek resolution of problems. Motorola's Customer Network Resolution Center (CNRC) will attempt to resolve Customer problems.

     1.2 Software updates of the PRODUCTS which includes, at a minimum, fixes to repeated problems.

     1.3  Information concerning known problems.

     1.4  Warranty support during the applicable warranty period.

     1.5  Opportunity to purchase future releases of Software.

2. SUPPORT BY COMPANY. Company shall provide support to Motorola's CNRC as follows:

     2.1 If Motorola cannot resolve a Customer problem and determines that the problem is (or appears to be) associated with Products provided by the Company, Motorola will involve the Company directly in the resolution of the problem.

     2.2 Company will provide "Hot Line" telephone support twenty-four (24) hours per day. For Severity 1 Defects, Company will work with Motorola, twenty- four (24) hours per day, until the problem is resolved to the Customer's satisfaction. Company will provide and maintain for Motorola an up-to- date listing of technical support personnel (and include, at a minimum, for each individual, a "Hot Line" number, a pager number, an alternative or back-up telephone number, and an alternative or back-up pager number). In addition, Company will provide Motorola with a list of telephone numbers of management personnel who can be contacted by Motorola if the "Hot Line" support is unavailable.

     2.3 Company's technical support personnel will work continuously until a Severity 1 Defect or Severity 2 Defect is resolved. Company shall dispatch, at Motorola's reasonable request, to either Motorola's CNRC or the End User location, an engineer to assist with the resolution of the problem.

     2.4 Hardware. During the twenty-one (21) month warranty period, the services described in this Section 2 with respect to Hardware shall be provided without charge by Company. After the warranty period, Motorola shall reimburse Company, in accordance with the pricing terms in Exhibit A (applicable only during the initial term; thereafter, Company can change its pricing in accordance with Section 8.1). Company shall provide proper installation instructions to ensure that all Hardware provided pursuant to this Agreement shall be identified with a Motorola-provided bar code at the Field Replaceable Unit ("FRU") level.

     2.5 Software. During the twenty-one (21) month warranty period, the services described in this Section 2 and Section 12 of the Agreement are included in the Software Licensing Fees; there shall be no additional charge by Company. Company will identify all Software updates and futures releases according to standard industry numbering practices.


                                   EXHIBIT "E"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT
                                     BETWEEN
                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.



                            PROJECT LEVEL AGREEMENTS
                            ------------------------

(The parties shall enter into Project Level Agreements as needed during the term of this Agreement.)


                                   EXHIBIT "F"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT
                                     BETWEEN
                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.



                               MOTOROLA TRADEMARKS
                               -------------------



PRODUCT BRAND MARK SPECIFICATIONS:

The Motorola brand mark applied to products is different from the standard Motorola brand mark. This mark is to be applied to product only. The mark to be used on product is a modified horizontal Motorola signature. It differs from the standard signature in that the ratio of the diameter of the emsignia logo to the height of the letters in the word Motorola is 2.25:1, and the space between the ring of the emsignia and the left edge of the M of the word Motorola is .75x the height of the letters of the word Motorola. In addition, the weight of the ring of the emsignia has been increased by a factor of two. This is the only acceptable Motorola brand mark to be used on product.

Electronic copies of this mark are available from CSS Industrial Design Group, Libertyville, Illinois, USA, fax number 1-847-523-8512.

In the standard horizontal signature, the emsignia diameter to letter height ratio is 3:1, and the space between the emsignia and the word Motorola is equal to the height of the letters. The standard horizontal signature is used on all non-product applications.

PLACEMENT OF THE BRAND MARK:

These policies have been established to treat the Motorola mega-brand as the dominant identity element on all consumer products. In that context, the Motorola brand mark should always be placed in a position of prominence on the front or primary surface of the product. It should be the largest single graphic element presented, with as much "free space" around it as the product dimensions will allow.

If the product incorporates a "hinged" component that acts as a cover or partial covering to the primary functional surface, the Motorola brand mark should appear on both surfaces, so that the Identity is displayed in both the "open" and "closed" configuration.

BRAND MARK SIZE:

The brand mark should be reproduced as large as possible but at a size that is suitable and compatible with the overall size and dimensions of the product. Every attempt should be made to feature the Motorola mark at a length larger than one inch (2.54 cm), as measured from the left outside edge of the ring of the emsignia logo, to the right extension of the A of the word MOTOROLA. In any case, the length of the mark can be no less than .75 of an inch (1.90 cm) as measured from the left outside edge of the ring of the emsignia logo to the right extension of the A of the word MOTOROLA.


          Length of 1 inch (2.54 cm) (shown at twice the actual size):



          Length of .75 inch (1.9 cm) (shown at twice the actual size):





EXHIBIT "G"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT
                                     BETWEEN
                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.

                              EXCLUDED TERRITORIES




                                   EXHIBIT G

                              EXCLUDED TERRITORIES



--------------------------------------------------------------------------------------------------------------------
COUNTRY                  CUSTOMER                  EXPIRATION   DATE *               NOTES & ACTIONS
--------------------------------------------------------------------------------------------------------------------
Nigeria                  Nitel                     12/2002 (open after expired)  Earlier opening possible if
                                                                                 contract terminated
--------------------------------------------------------------------------------------------------------------------
Saudi Arabia             STC                       7/2001 (new tender/open)      ACL to investigate early tender
                                                                                 submission
--------------------------------------------------------------------------------------------------------------------
Spain                    Telefonica d'Espana       3/2000 (open after expired)   ACL to write to Amper
                         Cataluna Telecom
--------------------------------------------------------------------------------------------------------------------
Papua New Guinea         PNG Telecom               4/2001 (open after expired)
--------------------------------------------------------------------------------------------------------------------
Sri Lanka                SunTel                    4/2001 (open after expired)
--------------------------------------------------------------------------------------------------------------------



                                   EXHIBIT "H"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT

                                     BETWEEN
                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.


                              LIST OF DOCUMENTATION


The following list of Airspan documents, as identified by the file name in which they were supplied to Motorola, are identified as being included in the definition of documentation as set forth in this Agreement. Further, it is mutually understood that documents as defined in this Agreement include but are not limited to the following list:

PRODUCT DOCUMENTS
AS4000-All
----------
1.  Antenna Install
2.  Antenna Installation & Commissioning
3.  AS8100 install
4.  Level Control Unit Operators Manual
5.  Material Return and Repair

6.  Survey Tool Operators Manual

AS4000-da
---------
1.  DA Access Concentrator I&C
2.  DA Central Terminal I&C
3.  DA Commissioning Unit Operators Manual DA
4.  DA System Overview
5.  DA System Overview Spec1
6.  Demand Assignment Subscriber Terminal I&C
7.  Conformance_510WAS502FinalDraft
8.  GRD510Draft2

AS4000-fa
---------
1.  D128 Interface Adapters
2.  Fixed Assignment O&M
3.  Fixed Assignment Subscriber Terminal I&C
4.  Fixed Assignment Central Terminal I&C
5.  Fixed Assignment System Overview I&C
6.  Fixed Assignment System Overview TPSA
7.  Fixed Assignment O&M
8.  Level Control Unit Operators Manual

AS8100 Sitespan
---------------
1.  AS8100 Sitespan
2.  AS8100 Sitespan for litespan
3.  Litespan
4.  AS8100 Sitespan 3.6

Appnote
-------
 1.  Release note
 2.  Sitepres
 3.  Datapic
 4.  Datashe1
 5.  Hwcomp
 6.  Appcon2
 7.  Siteinst
 8.  Appras
 9.  Appconn
10.  Ssdesc2
11.  Ssprcgd
12.  Spines
13.  Sitespn

Subscriber Terminal
-------------------
1.  Demand Assignment Subscriber Terminal I&C
2.  Fixed Assignment Subscriber Terminal I&C

MARKETING DOCUMENTS
AS4000 Product Summary
----------------------
1.  AS4000 Product Summary
2.  Mot Configurator
3.  AS4000 Configurator Guide
4.  Material Return and Repair
5.  Product_Catalogue

AS4000 System
-------------
1.  DA System Overview Spec
2.  System Description

AS8000 System description
-------------------------
1.  AS8000 Sitespan
2.  AS8100 Sitespan IO
3.  AS8100 Sitespan 3.4 for Airspan
4.  AS8100 install
5.  AS8100 Sitespan 3.4 Appendix for Litespan
6.  Survey Tool Operators Manual

Company Profile
---------------
1.  Airspan Company Profile

Customer Profiles
-----------------
1.  Airspan Customer Profiles

Roadmaps
--------
1.  Product availability
2.  Roadmap

Spec Sheets
-----------
1.  AS4000 Spec Sheet
2.  Pre-release PacketDrive Overview
3.  ST Spec Sheets
4.  Airspan Quality Manual

MTBF DATA
1.  Litemtbf
2.  MTBF coversheets
3.  Rel3mtbf

Data
----
1.  DA
2.  REL3

PRESENTATIONS
End User Presentations
----------------------
1.  3rd Generation mobile
2.  Airspan Company & Product Overview
3.  Airspan Company Overview
4.  Airspan Extended Overview
5.  Airspan Problem Solving
6.  Airspan Short Overview
7.  Airspan WLL System and Solutions
8.  AS4000 CT Rack Configurations
9.  AS4000 Frequencyplans
10. AS4000 Internal performance1
11. AS4000 PacketDrive
12. AS4000 ST Installation Rules
13. AS4000 Subscriber Terminals
14. AS8100 Sitespan Detail
15. AS8100 Sitespan Overview
16. AS8100 14 Jan 199
17. AS9000 Radio Planning Methodology
18. AS9000 Survey Methods

19.  Competition - AS vs. Innowave
20.  Competition - Copper Comparison
21.  Competition - Cordless Comparison
22.  Competition - Gsm-Airspan Comparison
23.  Competition - IS95 Comparison
24.  Competition - TDMA-CDMA Comparison
25.  Customer Deployment Examples
26.  Customer Profiles
27.  IIR%20Rural%20SA%Sept%201999%20v1c
28.  Masterformat
29.  WISL
30.  WLL System and Solutions

TEST DOCUMENTS
1.  007_b
2.  012_a
3.  VisionST RevD HQA
4.  ST-R-SBus
5.  ST-RF spec
6.  CT RF spec.doc
7.  013_a.doc
8.  fv3.doc
9.  005-8869-007 S&R Series ST
10. 005-9878-007_b S&R Series ST


SPECIFICATIONS
1.  AS 8100 System Description iss 3.1
2.  DA Spec Rel. 5.10 Issue 1 Jan. 25


EXHIBIT "I"

(ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT
BETWEEN
MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.


                          WARRANTY / REPAIR PROCEDURES



                                  EXHIBIT "J-1"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT

                                     BETWEEN

                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.

                          MOTOROLA SUPPLIER ASSESSMENT



                                  EXHIBIT "J-2"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT

                                     BETWEEN
                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.



                                   ACTION PLAN
                                   -----------



Action 1  Completion of Accelerated Life Testing (ALT)
--------  --------------------------------------------

Company shall issue a plan by the February 28, 2000 detailing the methods to be employed and the standards to applied in performing the accelerated life testing of the AS4000 product family including the subscriber units (ST), Central Terminal (CT), and Access Concentrator (AC). This plan shall be maintained until the completion date of the initial ALT testing and revised and maintained for
any subsequent ALT testing required.   This initial plan shall include:

 .    Line responsibilities for ALT co-ordination
 .    Methods to be employed in performing the tests(incl. Test House detail)
 .    Standards to be applied
 .    Gantt chart showing tasks and timescales
 .    Methods to be employed to resolve failures

ALT testing shall be conducted per an industry-accepted technique. Successful completion of ALT is defined as products meeting specifications after being tested to a life based on the following:

 .    Subscriber Equipment: MTBF = 16.667 Years (Return rate of less than 0.25%
     per month)
 .    Infrastructure Equipment: 8.333 Years (Return rate of less than 0.5% per month)

In the event any of the Company's products do not successfully pass ALT testing,

Company will use best efforts to identify required product changes, implement those changes and retest the product(s) until successful completion of ALT testing is accomplished.

Action 2  Avante Integration
----------------------------

Company shall complete the integration of the Avante Information System including the MRP and Customer Support functions by 31 March 2000. In the event this date is missed, Airspan shall provide Motorola notice and use best efforts to successfully complete Avante integration.

Action 3  Performance Indicators
--------------------------------

Company shall issue a Quality Plan that details the metrics to be collected and methods to be employed to monitor both the Company's and its product
performance.   This plan shall clearly identify the mechanisms for setting targets, tracking defects, root cause analysis and the review times associated with the data. Metric collection is to be introduced in all areas of the company initially concentrating on product. The launch meeting of metrics is to be held in January 2000 when the Quality Plan will be finalised.

Metrics will be developed by 28 February 2000, and include at a minimum Trend charts, Pareto Analysis, and corrective action plans for each performance indicator.

Following agreement of the plan metrics, they shall be analyzed on a monthly bases with the Company's senior management.

Action 4  Supplied Material
---------------------------
Performance tracking of supplied material shall be implemented with the completion of the implementation of Avante. This tracking will take into consideration the following:

 .  Delivery time
 .  Quality
 .  Quantity
 .  Cost

Upon full implementation of Avante on 31 March 2000, Airspan shall introduce a quarterly reporting system where supplier performance will be reported to key suppliers with the purpose of reviewing performance metrics and establishing continuous improvement plans/goals.

Action 5  Quality Reviews
-------------------------

Quality Reviews shall be introduced; the initial meeting in January will review the content of future meetings with formal reviews commencing February 2000. These reviews shall monitor performance of departments by reviewing performance indicators as captured by the metrics in action 3 above and establish continuous improvement goals Airspan's with senior management.

Action 6  ISO9001 Certification
-------------------------------

Airspan shall maintain ISO9001 accreditation and keep Motorola advised of their status by forwarding copies of the assessment reports generated by UL during their assessment visits.

Airspan shall provide Motorola with a copy of the UL audit findings and the developed corrective actions upon execution of this agreement.



EXHIBIT "K"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT

                                     BETWEEN
                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.


                          SOURCE CODE ESCROW AGREEMENT



                                    EXHIBIT K
                                    ---------

                          SOURCE CODE ESCROW AGREEMENT


        This Source Code Escrow Agreement ("Escrow Agreement") dated this __ day of _________, 2000, is entered into by and between Motorola, Inc., a Delaware corporation, by and through its Network Solutions Sector, with offices at 1501 West Shure Drive, Arlington Heights, Illinois 60004 ("Motorola"); Airspan Communications, Ltd., a company incorporated under the laws of England and Wales, with offices at offices at Cambridge house, Oxford Rd., Uxbridge, UB8 1UN ("Company"), and _______________DSI Technology Escrow Services, Inc., a ______Delaware____ corporation, with offices at ________9265 Sky Park Court,
San Diego, California 92123_____________ ("Escrow Agent").

                                   WITNESSETH

        WHEREAS, Company and Motorola are parties to an Original Equipment Manufacturer Agreement dated __________ ("Agreement") pursuant to which Company is to provide to Motorola certain software and/or hardware ("Products" as that term is defined in the Agreement); and

        WHEREAS, the Agreement provides, inter alia, that Company shall place in escrow certain source code for the Software ("Source Code" as that term is defined in the Agreement), all as more particularly set forth below (hereinafter referred to as the "Source Code"); and

        WHEREAS, Escrow Agent has agreed to serve as Escrow Agent pursuant to the terms and conditions contained herein, holding all property to be delivered to it by Company, for the benefit of Motorola, all as more fully described herein below.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration, the adequacy and receipt of which are hereby acknowledged, Company, Motorola and Escrow Agent hereby agree as follows:

1.   DEPOSITS

     (a) Within five (5) days after the date hereof, Company shall deposit with Escrow Agent, the Source Code described on Exhibit A (Software), attached hereto and made a part hereof, which Exhibit lists software tapes and other materials related thereto, required to be placed into escrow.

     (b) All additions to the Source Code listed on Exhibits A and B, together with revisions thereto, shall be deposited into escrow annually on each anniversary of the Agreement, and as provided in Section 2 below. The Escrow Agent will issue to Motorola and Company a receipt for each delivery of Source Code.

     (c) The Source Code held by the Escrow Agent shall remain the exclusive property of Company. The Escrow Agent shall not use the Source Code or disclose the same to any third party except as specifically provided for herein and nothing in this Escrow Agreement shall be construed as a conveyance by Company of all or any of its rights, title or interest in the Source Code to the Escrow Agent, except as specifically provided herein.

     (d) The Escrow Agent will hold the Source Code in safekeeping for Company and Motorola, pursuant to the terms and conditions set forth herein, and act as custodian thereof, at its offices herein above indicated, unless and until the Escrow Agent receives notice pursuant to the terms of this Escrow Agreement that the Escrow Agent is to deliver the Source Code to Motorola or Company, in which case the Escrow Agent shall deliver the Source Code to the party identified therein, subject, however, to the provisions of this Escrow Agreement. The Source Code shall be retained by Escrow Agent at Escrow Agent's vaulting site at all times, under the express control of an officer designated by it, whose identity shall be made known to Motorola and Company promptly upon designation.

     (e) During all the following procedures, the Parties agree that Motorola will not have access to the source code escrow unless the source code has been released pursuant to Section Three of this Escrow Agreement.

          (i) When DSI receives the Deposit Materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Motorola may elect to cause a verification of the Deposit Materials pursuant to DSI's standard verification procedures.

          (ii) At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Motorola and Company. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) mail a copy of the Exhibit B to Motorola and Company. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Motorola is Motorola's notice that the Deposit Materials have been received and accepted by DSI.

          (iii) The Deposit Materials may be removed and/or exchanged only on written instructions signed by Motorola and Company, or as otherwise provided in this Agreement.

2.  REPRESENTATION OF COMPANY TO MOTOROLA

     (a)  Company states that:

          (i) the Source Code described in Exhibit A and Exhibit B constitutes the most recent programs (in Source Code); and

          (ii) the Source Code delivered to the Escrow Agent will be reviewed and inspected by Escrow Agent and supplemented by Company preferably within sixty days of each release of a new version but in no event less than annually, on the anniversary date of this Agreement, with all revisions, corrections, enhancements or other changes made during such prior year, to ensure its current status, and Company shall give written notice to Motorola of all such supplements/deposits as they are made. In the event that Motorola has reasonable grounds for insecurity with respect to the performance of Company's support obligations under this Agreement, Motorola shall send Company a written request for assurance that Company has deposited any and all releases of the
               source code into escrow.   Escrow Agent shall make the Source
               Code available to Motorola for such inspection.

     (b) Company shall be responsible for its own costs associated with the initial deposit of Source Code (Exhibits A and B) and update of escrowed materials with the Escrow Agent.

3.  NOTICE OF DEFAULT

     (a) Company shall be deemed to be in default of its responsibilities to Motorola if:

          (i) Company becomes the subject of any proceeding under applicable bankruptcy, receivership, insolvency or similar laws which are not, in the case of proceedings brought against Company, dismissed within thirty (30) days of filing, and after a cure period not to exceed thirty (30) days, such event prevents Company in any material respect from delivering in accordance with the terms of the Agreement and on a timely basis, previously ordered Products incorporating the then current version; or

          (ii) Company fails to meet in   all   material respects, substantially
               all of its material support obligations under the Agreement within thirty (30) days of Motorola's written notice of default given in accordance with the Agreement.

     (b) Motorola shall not be entitled to treat an event under (ii) as a default, and give a Notice of Default, if Motorola is then in material default under the Agreement. An event of default under (ii) shall not be deemed to have occurred if a successor to the Company is undertaking in material respects the support required by the Agreement.

     (c) Motorola shall give written notice (the "Notice of Default") to the Escrow Agent of any default by Company of the type listed at Section 3(a) above and send a copy thereof to Company. The Notice of Default shall be labeled "Notice of Default"; identify the Agreement and this Escrow Agreement; specify the nature of the default; and demand that the Escrow Agent deliver the Source Code to Motorola, unless, within ten (10) business days of its receipt of Notice of Default, the Escrow Agent receives written notice from Company, showing a copy to Motorola, that Company has sought and obtained a preliminary injunction or temporary restraining order against the transfer of the Source Code to Motorola. Such written notice must include a copy of the order issued by the court granting the relief described above. If Company succeeds in obtaining a preliminary injunction or temporary restraining order, the Escrow Agent will retain the Source Code pending final resolution in a court of law or alternate dispute resolution proceeding, as appropriate and subject to Section Nine of this Escrow Agreement. If Company does not prevail in such proceeding, the Escrow Agent will immediately and without further delay, transfer the Source Code directly to Motorola. This provision is subject to DSI's standard escrow fees, which are attached hereto as Exhibit D, and Section Nine of this Escrow Agreement.

4.   USE OF SOURCE CODE

     Upon delivery of the Source Code to Motorola, Motorola agrees that its use (and modification, as required) of the Source Code shall be strictly limited to the support, maintenance, and use of the Products as previously supplied by the Company under the Agreement. Without limiting the foregoing, Motorola shall not duplicate, sell or license the Source Code to others or market the Source Code in any manner.

5.   DUTIES AND LIMITED OBLIGATIONS OF ESCROW AGENT

     (a) Escrow Agent shall be under no obligation or responsibility to either Company or Motorola to determine the existence, relevance, completeness, accuracy or other aspects of the Source Code or any portions thereof deposited from time to time by Company. Escrow Agent shall have no obligation or responsibility to determine whether what is deposited or accepted by it for deposit is or is not Source Code as defined herein. Furthermore, this Escrow Agreement shall constitute notice to any third person or entity who may acquire a right of access to the Source Code that Escrow Agent's duty is limited as set forth herein and that Escrow Agent is not liable to any such third person or entity. Company and Motorola further agree that Escrow Agent shall not be liable for any forgeries or impersonations concerning any documents of record or other documents it is handling in its capacity as Escrow Agent.

     (b) Escrow Agent agrees to prevent any unauthorized person or persons from gaining access to the Source Code, except as specifically provided by this Escrow Agreement.

     (c) Escrow Agent agrees not to use the Source Code for any purpose except as provided hereunder.

     (d) Company and Motorola further agree that if they disagree on any matter connected with this Escrow Agreement, Escrow Agent will not be required to settle the matter. If Escrow Agent is made a party to legal proceedings, Escrow Agent will be entitled to such reasonable compensation for services, costs and attorneys' fees as may be awarded, which compensation shall be paid by the non-prevailing party.

6.   LIMITATION OF LIABILITY

     (a) The Escrow Agent's liability for damage to or loss of materials stored on magnetic media shall be limited to the physical replacement cost of such media. The Escrow Agent reserves the right to provide replacement of media rather than reimbursement. The Escrow Agent will not be liable for incidental or consequential damages. This limitation will apply regardless of the form of action, whether in contract or tort, including negligence. Any action against Escrow Agent must be brought within twelve (12) months after the cause of action accrues.

     (b) The Escrow Agent shall not be liable for any damages due to causes beyond its reasonable control, including but not limited to, acts of God.

7.   INDEMNIFICATION

     Motorola and Company agree to indemnify and defend Escrow Agent for and hold it harmless against, any claim, action, damage, loss, cost or expense incurred or suffered in connection with, including but not limited to attorney's fees and costs, as a result of, service as Escrow Agent under this Escrow Agreement, except for any costs or expenses suffered as a result of Escrow Agent's sole adjudged willful misconduct or negligence.

     UNLESS SPECIFICALLY SET FORTH HEREIN, IN NO EVENT SHALL EITHER MOTOROLA, COMPANY OR ESCROW AGENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, HAVE ANY LIABILITY TO EACH OTHER
     FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.IN NO EVENT SHALL THIS SECTION ALTER COMPANY'S OR MOTOROLA'S OBLIGATIONS TO INDEMNIFY, DEFEND AND HOLD HARMLESS ESCROW AGENT AS STATED ABOVE.

8.   CONFIDENTIALITY

     Escrow Agent and its employees agree to hold confidential the Source Code and to exercise the same degree of care that a reasonable and careful company would exercise with similar records of its own.

9.   PAYMENT TO ESCROW AGENT

     As payment for its services hereunder, the Escrow Agent shall receive annual charges as set forth in Exhibit D which is attached hereto and incorporated herein. . The first such annual charges will be paid by Motorola within ten (10) days of the execution of this Escrow Agreement by all parties hereto. Each year thereafter, Motorola will pay the appropriate charges on or before the anniversary of the effective date of this Escrow Agreement. The annual fee may be adjusted by the Escrow Agent on an annual basis no more than (10%) percent per annum. The Escrow Agent shall notify Company of any such adjustment to the annual fee at least thirty (30) days prior to the annual fee due date.

10.  NOTICE OF TERMINATION

     Upon the termination of the Agreement, except in the case of a termination based upon an event of the nature described in Section 3(a)(i) and/or (ii) above, Escrow Agent shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Company's instructions. If there are no instructions, Escrow Agent may, at its sole discretion, destroy the Deposit Materials or return them to Company. Provided that no other beneficiaries are enrolled to this account, Company may obtain the return of the Source Code by furnishing written notice of the termination, agreed to in writing by an authorized signature of Motorola.

11.  TERMINATION

     Unless the delivery of the Source Code to Motorola is disputed by Company, this Escrow Agreement shall terminate on the delivery of the Source Code to either party in accordance with the terms of this Escrow Agreement. Escrow Agent shall not retain any copies of the Source Code on termination. This
     Escrow Agreement may also be terminated by:   i) Escrow Agent for non-
     payment of annual fees upon 30 days advance written notice to Company and Motorola, or ii) Company or Motorola upon sixty (60) days advance written notice provided that within fifteen (15) days after delivery of the above-referenced sixty (60) day notice, a successor escrow agent, (agreed to by Motorola and Company), has been appointed, and a procedure for the orderly transfer of the Source Code from the Escrow Agent to the successor escrow agent, has been formalized and agreed to by all parties.

12.  SURVIVAL OF PROVISIONS

     The parties agree that where the context of any provision indicates an intent that it shall survive the completion, expiration, termination or cancellation of this Escrow Agreement, then it shall so survive. The provisions of Section 6,7 and 8 shall so survive.

13.  NOTICES

     All notices required to be given hereunder shall be in writing and shall be given to the parties by certified or registered mail, return receipt requested, or by commercial express mail at their respective addresses set forth in Exhibit C which is attached hereto and incorporated herein, or at such other address as shall be specified in writing to all other parties, and shall be effective upon delivery or attempted delivery.

14.  WAIVER, AMENDMENT OR MODIFICATION, SEVERABILITY

     This Escrow Agreement shall not be waived, amended or modified except by the written agreement of all of the parties affected by such waiver, amendment or modification. Any invalidity, in whole or in part, of any provision of this Escrow Agreement shall not affect the validity of any other of its provisions, provided that the invalidity of any such provision does not affect the intention of the parties with respect to the escrow established hereunder.

15.  APPLICABLE LAW

     This Escrow Agreement including any dispute which may be brought as a result hereof, shall be construed and enforced in accordance with the laws of the State of Illinois.

16.  SUBJECT HEADINGS

     The subject headings of this Escrow Agreement have been placed thereon for the convenience of the parties and shall not be considered in any question, interpretation or construction of this Escrow Agreement.

17.  ENTIRE AGREEMENT

     This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. Escrow Agent is not a party to the Original Equipment Manufacturer Agreement between Company and Motorola and has no knowledge of any of the terms or provisions of any such Original Equipment Manufacturer Agreement. Escrow Agent's only obligations to Company and Motorola are as set forth in this Escrow Agreement. No amendment or modification of this Escrow Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by Escrow Agent, Exhibits B, C and D need not be signed by Motorola.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed and delivered by the proper and duly authorized officers of each party as of the day and year first above written.


MOTOROLA, INC.                       AIRSPAN COMMUNICATIONS, LTD.
NETWORK SOLUTIONS SECTOR


BY:                                  BY:
   ---------------------------          ---------------------------

NAME:                                NAME:
     -------------------------            -------------------------

TITLE:                               TITLE:
      ------------------------             ------------------------

ESCROW AGENT


BY:
   ---------------------------

NAME:
     -------------------------

TITLE:
      ------------------------

                          EXHIBIT A TO ESCROW AGREEMENT


                            MATERIALS TO BE DEPOSITED

                      Account Number
                                     ----------------------


Company represents to Motorola that Deposit Materials delivered to DSI shall consist of the following:



------------------------------------    -----------------------------------
Company                                 Motorola

By:                                     By:
   --------------------------------        --------------------------------
Name:                                   Name:
     ------------------------------          ------------------------------
Title:                                  Title:
      -----------------------------           -----------------------------
Date:                                   Date:
     ------------------------------          ------------------------------

                          EXHIBIT B TO ESCROW AGREEMENT


                        DESCRIPTION OF DEPOSIT MATERIALS

Company Name
            ------------------------------------------------------------------

Account Number
              ----------------------------------------------------------------

Product Name                                  Version
            ---------------------------------         ------------------------
(Product Name will appear on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity  Media Type & Size       Label Description of Each Separate Item
                           (Please use other side if additional space is needed) Disk 3.5" or ____
----------
          DAT tape ____mm
----------
          CD-ROM
----------
          Data cartridge tape ____
----------
          TK 70 or ____ tape
----------
          Magnetic tape ____
----------
          Documentation
----------
          Other ______________________
----------

PRODUCT DESCRIPTION:
Operating System
                ----------------------------------------------------------------
Hardware Platform
                 ---------------------------------------------------------------

DEPOSIT COPYING INFORMATION:
Is the media encrypted?  Yes / No   If yes, please include any passwords and the
decryption tools.
Encryption tool name                                Version
                    --------------------------------       ---------------------

Hardware required
                 ---------------------------------------------------------------
Software required
                 ---------------------------------------------------------------

I certify for COMPANY that the above described      ESCROW AGENT has
                                                    inspected and accepted
Deposit Materials have been transmitted to DSI:     the above materials (any
                                                    exceptions are noted above):

Signature                           Signature
         -------------------------           ------------------------------
Print Name                          Print Name
          ------------------------            -----------------------------
Date                                Date Accepted
    ------------------------------               --------------------------
                                    Exhibit B#
                                              -----------------------------

  Send materials to: DSI, 9265 Sky Park Court Suite 202, San Diego, CA 92123
                                 (858) 499-1600

                         EXHIBIT C TO ESCROW AGREEMENT


                               DESIGNATED CONTACT

                     Account Number ______________________

Notices, deposit material returns and       Invoices to Company should be addressed to:
 communications to Company  should be
 addressed to:
Company Name:  Address:    Designated       _______ Contact:      P.O.#, IF
 Contact:  Telephone:  Facsimile:                   REQUIRED:_____________________
Notices and communications to Motorola      Invoices to Motorola should be addressed to:
should be addressed to:
Company Name:  Address:    Designated       _______ Contact:      P.O.#, IF
 Contact:  Telephone:  Facsimile:                   REQUIRED:_____________________

Requests from Company or Motorola to change the designated contact should be given in writing by the designated contact or an authorized employee of Company or Motorola.

Contracts, Deposit Materials and notices to     Invoice inquiries and fee remittances to DSI
 DSI should be addressed to:                    should be addressed to:
 DSI Contract Administration Suite 202 9265     DSI Technology Escrow Services Inc.  P.O. Box
  Sky Park Court San Diego, CA 92123            45156 San Francisco, CA 94145-0156  (415)
  Telephone:  (858) 499-1600 Facsimile:         398-7900 (415) 398-7914
  (858) 694-1919
  Date:_________________________________

                          EXHIBIT D TO ESCROW AGREEMENT



                                  ESCROW FEES
                                  -----------


SET - UP                                   $1,050.00

ANNUAL FEE                                 $1,350.00

UNLIMITED UPDATES                          $  300.00

DEPOSITRACK                                $  300.00


                              VERIFICATION SERVICES
                              ---------------------

LEVEL I                         $ 800.00

LEVEL II                        $1200.00 - $1600.00

LEVEL III                       $3200.00 - $6400.00
LEVEL IV                        ALL OF THE ABOVE PLUS $200.00 PER HOUR





                                  EXHIBIT "L"

                 ORIGINAL EQUIPMENT MANUFACTURER (OEM) AGREEMENT

                                     BETWEEN
                 MOTOROLA, INC. AND AIRSPAN COMMUNICATIONS LTD.


                                KEY ACCOUNT SALES



                                KEY ACCOUNT SALES

     This Exhibit L to the OEM Agreement sets forth the procedures that will be utilized with Key Account Sales.

     1. DEFINITIONS. Capitalized terms used throughout this Exhibit L shall have the same meaning as set forth in the definitions section of the Agreement except as specified below.

     "Key Accounts" means Airspan's major customers that are listed in Exhibit L-1A of this Exhibit L (together with the Affiliates of the customers as listed on Exhibit L-1), which will be reviewed on a semi-annual basis and may be amended to reflect changes in Airspan's major customers, if reasonably agreed upon by the Parties.

     "Key Account Sale " means any sales made by Motorola to Airspan's Key Accounts pursuant to the OEM Agreement between Motorola and Airspan.

     "Key Account Sale Form" means the form used to register Motorola's sale to Key Accounts in accordance with Exhibit L-2 set forth herein.

  "Referral Fee" means 10% of the list price, as set forth in Exhibit A of the OEM Agreement (as such list prices may be adjusted pursuant to the provisions of the OEM Agreement) of all Products and/or Services sold by Motorola to the applicable Key Accounts as described herein.

     2. SCOPE. The Products covered by this Exhibit are those Products and Services listed in the price list as set forth in Exhibit A of the OEM Agreement.

  3. OEM SALE TO KEY ACCOUNTS. Motorola may at its option, in relation to Airspan Product(s) and Services, sell to Airspan's Key Accounts (such situations shall hereinafter be referred to as a "Key Account Sales"). Subsequent to any sale made by Motorola to Airspan's Key Accounts, Motorola shall fill out an Key Account Sale Form to inform Airspan that Motorola made a sale to Airspan's Key Accounts. In event of such sale, Motorola shall pay Airspan the Referral Fee as
defined above.   In the event that Airspan becomes aware of a sale to any of the
Key Accounts, Airspan shall notify Motorola and Motorola shall utilize the Key Account Sale Form attached hereto as Exhibit L-2 (or such other writing reasonably acceptable to the Parties) to evidence the occurrence of a Key Account Sale.

  4. PAYMENT OF REFERRAL FEE. Motorola agrees to pay Airspan the Referral Fee upon Motorola's sale of Airspan Products or Services to a Key Account by Motorola or any of its distributors, resellers or Affiliates. The Parties agree that the completion of a Key Account Sales Form shall be conclusive evidence of the occurrence of a Key Account Sale. Fees shall be payable in U.S. dollars to Airspan within forty-five (45) days after Motorola receives payment for Products and/or Services sold to the Key Accounts. Motorola shall be responsible for filling out the Key Account Sale Form after Motorola makes the initial sale.

                                  EXHIBIT L-1

                                  KEY ACCOUNTS


* Telia and affiliates (Telia A/S Denmark, Telia Norway AS, Telia Finland OY, Estonian Telephone Company, Telia Latvia, Netia Telecom Poland, Eircom Ireland)
*    Aliatel (Czech R)
*    TPSA (Poland)
*    Smart/PLDT (Philippines)
*    AZCom (Philippines)

                                  EXHIBIT L-2

                             KEY ACCOUNT SALE FORM



To:       Airspan Communications, Ltd.
From:     Motorola, Inc.
Date:
Subject:  Key Account Sale

          Motorola, Inc. has sold Products or Services to the Key Account identified below. Please sign this form and return it to the fax number set forth below within two weeks of the date hereof.

          Key Account :
          Market:
          Country:

          This acknowledges that the opportunity listed below is defined as an Key Account Sale.

Motorola, Inc. Network Solutions Sector     By      Name        Title
                                              -----     --------     ---------
Airspan Communications, Ltd.   By      Name         Title
                                 -----     --------      ---------